Goldman Sachs Funds ASSET ALLOCATION PORTFOLIOS Annual Report December 31, 2005 Strategies designed to provide a complete investment program in a single investment and capitalize on the benefits of asset allocation.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS Goldman Sachs Asset Allocation Portfolios GOLDMAN SACHS BALANCED STRATEGY PORTFOLIO GOLDMAN SACHS GROWTH AND INCOME STRATEGY PORTFOLIO GOLDMAN SACHS GROWTH STRATEGY PORTFOLIO GOLDMAN SACHS AGGRESSIVE GROWTH STRATEGY PORTFOLIO The Balanced Strategy Portfolio is expected to invest a relatively significant percentage of its equity allocation in the Goldman Sachs Structured Large Cap Growth, Structured Large Cap Value, Structured Small Cap Equity and Structured International Equity Funds and may invest a relatively significant percentage of its assets in the Global Income and High Yield Funds. It is expected that the Portfolio will invest more than 25% of its assets in the Short Duration Government Fund.The Portfolio is subject to the risk factors of those funds. Some of those risk factors include credit and interest rate risk, the price fluctuations of U.S. government securities in response to changes in interest rates; the volatility of investments in the stock market; and currency, economic and political risks of non-US investments. The Growth and Income Strategy Portfolio is expected to invest a relatively significant percentage of its equity allocation in the Goldman Sachs Structured Large Cap Growth, Structured Large Cap Value, Structured Small Cap Equity and Structured International Equity Funds and will invest a relatively significant percentage of its assets in the Core Fixed Income and Global Income Funds.The Portfolio is subject to the risk factors of those funds. Some of those risk factors include credit and interest rate risk, the price fluctuations of U.S. government securities in response to changes in interest rates; the credit risk and volatility of high-yield bonds; and the volatility of non-US stocks and bonds and US stocks. The Growth Strategy Portfolio is expected to invest a relatively significant percentage of its equity allocation in the Goldman Sachs Structured Large Cap Growth, Structured Large Cap Value, Structured Small Cap Equity and Structured International Equity Funds, and is subject to the risk factors of those funds. Some of those risk factors include the volatility of US and non-US equity investments; the credit risk and volatility of high yield bonds; and the political, economic and currency risks of non-US securities. The Aggressive Growth Strategy Portfolio is expected to invest a relatively significant percentage of its assets in the Goldman Sachs Structured Large Cap Growth, Structured Large Cap Value, Structured Small Cap Equity and Structured International Equity Funds, and is subject to the risk factors of those funds. Some of those risk factors include the volatility of US and non-US equity investments; and the political, economic and currency risks of non-US securities, which are particularly significant regarding equities of issuers located in emerging markets. Effective December 30, 2005, the CORE International Equity, CORE Small Cap Equity, CORE Large Cap Growth, CORE Large Cap Value and CORE U.S. Equity Funds were renamed, respectively, the Structured International Equity, Structured Small Cap Equity, Structured Large Cap Growth, Structured Large Cap Value and Structured U.S. Equity Funds. NOT FDIC-INSURED May Lose Value No Bank Guarantee

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

What Differentiates Goldman Sachs' Approach to Asset Allocation?

We believe that strong, consistent investment results through asset allocation are best achieved through teams of experts working together on a global scale:

- **Goldman Sachs' Quantitative Strategies Team** determines the strategic and quarterly tactical asset allocations. The team is comprised of over 50 professionals with significant academic and practitioner experience and currently manages more than $79.0 billion in assets as of September 30, 2005 for institutional, high net worth and individual investors.
- **Goldman Sachs' Portfolio Management Teams** offer expert management of the mutual funds that are contained within each Asset Allocation Strategy. These same teams manage portfolios for institutional and high net worth investors.

EACH GOLDMAN SACHS ASSET ALLOCATION STRATEGY DELIVERS:

- Comprehensive investment strategies for any life stage
- Automatic diversification and risk management benefits
- Forward-looking, quarterly tactical reallocation
- Simplicity and efficiency

Goldman Sachs Asset Allocation Investment Process

1 DETERMINE LONG-TERM STRATEGIC BENCHMARK ASSET ALLOCATIONS

Quantitative Strategies Team

Each asset allocation portfolio represents a diversified global portfolio on the efficient frontier. The portfolios differ in their long-term objective, and therefore, their asset allocation mix. The long-term strategic asset allocation is the primary source of risk and the corresponding primary determinant of total return. It therefore represents an anchor, or neutral starting point, from which tactical asset allocation decisions are made.

2 MAKE QUARTERLY GLOBAL TACTICAL ASSET ALLOCATION DECISIONS

Quantitative Strategies Team

For each portfolio, the strategic asset allocation is combined with a measured amount of tactical risk. Changing market conditions create opportunities to capitalize on investing in different countries and asset classes relative to others over time. Within each strategy, we shift assets away from the strategic allocation (over and underweighting certain asset classes and countries) to seek to benefit from changing conditions in global capital markets on a quarterly basis.

Using proprietary portfolio construction models to maintain each Portfolio's original risk/return profile over time, the team makes eight active decisions based on its current outlook on global equity, fixed income and currency markets.

■ Asset class selection	Are U.S. stocks, U.S. bonds or cash more attractive?
■ Regional equity selection	Are U.S. or non-U.S. equities more attractive?
■ Regional bond selection	Are U.S. or non-U.S. bonds more attractive?
■ U.S. equity style selection	Are U.S. value or U.S. growth equities more attractive?
■ U.S. equity size selection	Are U.S. large-cap or U.S. small-cap equities more attractive?
■ Equity country selection	Which international countries are most attractive?
■ High yield selection	Are high yield or core fixed income securities more attractive?
■ Emerging/developed equity selection	Are emerging or developed equities more attractive?

3 MAKE SECURITY SELECTION DECISIONS

Mutual Fund Portfolio Management Teams

Each portfolio is comprised of 6-11 underlying Goldman Sachs Funds managed by broad, deep portfolio management teams. In addition to global tactical asset allocation, we seek to generate excess returns through security selection *within* each underlying mutual fund. Whether in the equity or fixed income arenas, these portfolio management teams share a commitment to firsthand fundamental research and seek performance driven by successful security selection.

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P E R F O R M A N C E O V E R V I E W Asset Allocation Portfolios Dear Shareholder, This report provides an overview on the performance of the Goldman Sachs Asset Allocation Portfolios (individually, the “Portfolio,” and collectively, the “Portfolios”) during the one-year reporting period that ended December 31, 2005. Asset Allocation Overall, the various Portfolios invest their assets in a strategic mix of underlying equity and fixed income funds. Every June, we reset our strategic benchmarks to reflect current market expectations and to bring the equity and fixed income allocations in line with our long-term target weights. During the rest of the year, we allow these strategic targets to shift with their respective market returns but we continue to adjust our tactical allocations to reflect our views. Each quarter, the overall asset allocation is adjusted based on current market conditions and our economic and market forecasts. By reallocating the Portfolios on a quarterly basis, we seek to enhance performance over the long term. Regional and Sector Preferences Asset Class Selection — Our quantitative models began 2005 favoring international stocks over domestic stocks, as well as favoring international bonds over domestic bonds. However, we reversed both of these views as the year progressed, eventually overweighting both domestic stocks and domestic bonds relative to their foreign counterparts. In comparing stocks, bonds, and cash, our views during 2005 were positive for U.S. stocks but we became increasingly bearish on U.S. bonds. These two views were both affected by the U.S. interest rate environment, which we found to be favorable for stocks, but which made bonds appear relatively expensive. In the fourth quarter of 2005, our inflationary models found bonds to be even less attractive, and we shifted some of our bond exposure into cash. In our equity style and size allocation models, we continued our long-held overweight in value stocks relative to growth stocks. We also gradually shifted from being overweight small-cap stocks during the first half of 2005 to overweighting large-cap stocks during the second half of the year. Our positive view of value versus growth stocks was the result of investor optimism, coupled with strong corporate balance sheets. Our overweight in small-cap stocks during the first half of 2005 was due to strong perceived momentum. In fact, our overweight in small caps had been very successful for several years as small-cap stocks outperformed. However, our valuation models began to suggest that small-cap stocks had become relatively expensive by mid-year, and we moved to favor large caps. In comparing high yield versus investment grade fixed income, we were overweight high yield for three out of four quarters in 2005. This view was mainly driven by low perceived levels of market risk. As we were positioning ourselves for the second quarter, however, we saw signals of increasing market uncertainty. As a result, we sold out of our overweight to high yield during the second quarter, just before the General Motors debt downgrade roiled the high yield market.

P E R F O R M A N C E O V E R V I E W In our emerging equity versus developed equity decision, we began the year with a slight preference for developed equity and we moved to slightly favor emerging equity during the second half of the year. Equities — Entering 2005, we held an overweight position in international relative to domestic equity as we found foreign equity markets offered relatively attractive sources of long-term value. We were also bearish on the U.S. dollar, which suggested additional return could be gained from the foreign currency exposure. While our views on foreign versus domestic equity markets remained fairly stable throughout the year, we became bullish on the U.S. dollar during the latter half of 2005. As a result, we sold out of our overweight position in international equity and tilted our exposures slightly toward domestic equity. While the views presented above reflect how we positioned U.S. equities relative to international equities when evaluated in the aggregate, we were also able to implement our country level views within the Goldman Sachs Structured International Equity Fund. Among the international equity markets, Europe replaced Asia as our favorite region globally. Within Europe, we found the markets of many smaller European countries, such as Austria, Norway and Belgium, to exhibit strong macroeconomic fundamentals and to be particularly attractive sources of value. In Asia, we felt that Hong Kong and Singapore offered the most attractive equity markets. We remained bearish on the UK given unattractive long-term valuations, low risk premiums, less supportive macroeconomic conditions and weak market momentum. Fixed Income — After four years of preferring U.S. versus international fixed income, we chose to overweight international fixed income during the first quarter of 2005. This change was primarily due to signals that momentum in the U.S. bond market had slowed and the foreign macroeconomic environment appeared relatively more supportive. For the second and third quarters of the year, we gravitated back toward a slight overweight to domestic bond markets and we finished off the last quarter of the year with a neutral view. Performance The performance of your Portfolio is driven primarily by three factors: 1) strategic asset allocation policy, 2) underlying fund performance, and 3) asset allocation decisions. STRATEGIC ALLOCATIONS RETURN On an absolute basis, the Asset Allocation Portfolios showed strong performance for the year. In general, the Portfolios’ returns were driven by the performance of their equity exposure, especially foreign equity exposure, while fixed income markets were also moderately positive for the year. The Asset Allocation Portfolios benefited significantly from diversification by allocating to less traditional asset classes, such as emerging equity, emerging debt and real estate securities. These three areas of the market were among the strongest performing asset classes during 2005. UNDERLYING FUND EXCESS RETURN The second component of Portfolio performance is the contribution from our underlying fund managers. Overall, underlying fund security selection provided a positive contribution to the 2005 performance of all of the Portfolios with the exception of the Balanced Portfolio,

P E R F O R M A N C E O V E R V I E W where the contribution was roughly flat. In fact, only two of the eleven underlying funds underperformed their respective benchmarks for the year. The strongest performing funds relative to their benchmarks include the Emerging Markets Equity Fund, the Emerging Markets Debt Fund, the Structured Small Cap Equity Fund, the Structured Large Cap Value Fund and the High Yield Fund. ASSET ALLOCATION DECISIONS RETURN The final component of Portfolio performance is derived from the Global Tactical Asset Allocation (GTAA) strategy. Our tactical asset allocation decisions generated positive returns across all Portfolios during the one-year period ending December 31, 2005, adding approximately 90 basis points of excess return in the Aggressive Growth Portfolio, 80 basis points in the Growth Portfolio, 60 basis points in the Growth and Income Portfolio, and 50 basis points in the Balanced Portfolio. Our equity country selection model, as implemented in the Structured International Equity Fund, posted a particularly strong contribution to the performance of the GTAA strategy during the reporting period. In addition, the Portfolios benefited from overweight to U.S. value stocks relative to U.S. growth stocks. They also benefited from our decision to overweight small-cap stocks relative to large-cap stocks during the first half of the year and our subsequent reversal to overweight large-cap stocks for the second half of the year. Goldman Sachs Balanced Strategy Portfolio — During the one-year period ended December 31, 2005, the Portfolio’s Class A, B, C, Institutional and Service Shares generated cumulative total returns of 5.63%, 4.93%, 4.87%, 6.12%, and 5.59%, respectively. Goldman Sachs Growth and Income Strategy Portfolio — During the one-year period ended December 31, 2005, the Portfolio’s Class A, B, C, Institutional and Service Shares generated cumulative total returns of 8.99%, 8.09%, 8.15%, 9.37%, and 8.87%, respectively. Goldman Sachs Growth Strategy Portfolio — During the one-year period ended December 31, 2005, the Portfolio’s Class A, B, C, Institutional and Service Shares generated cumulative total returns of 10.60%, 9.76%, 9.67%, 11.05%, and 10.49%, respectively. Goldman Sachs Aggressive Growth Strategy Portfolio — During the one-year period ended December 31, 2005, the Portfolio’s Class A, B, C, Institutional and Service Shares generated cumulative total returns of 12.55%, 11.74%, 11.76%, 12.96%, and 12.44%, respectively. We hope this summary has been helpful to you in your understanding of how we manage your Portfolio. We thank you for the confidence you have placed in us and we look forward to your continued support. Goldman Sachs Quantitative Strategies Group January 18, 2006

FUND BASICS

Balanced Strategy

as of December 31, 2005

Assets Under Management

$302.8 Million

NASDAQ SYMBOLS

Share Class	Symbol
Class A Shares	GIPAX
Class B Shares	GIPBX
Class C Shares	GIPCX
Institutional Shares	GIPIX
Service Shares	GIPSX

PERFORMANCE REVIEW

January 1, 2005–December 31, 2005	Portfolio Total Return (based on NAV)[1]
Class A	5.63%
Class B	4.93
Class C	4.87
Institutional	6.12
Service	5.59

[1] The net asset value (NAV) represents the net assets of the class of the Portfolio (ex-dividend) divided by the total number of shares of the class outstanding. The Portfolio's performance assumes the reinvestment of dividends and other distributions. The Portfolio's performance does not reflect the deduction of any applicable sales charges.

STANDARDIZED TOTAL RETURNS[2]

For the period ending December 31, 2005	One Year	Five Years	Since Inception (1/2/98)
Class A	-0.20%	3.68%	4.30%
Class B	-0.26	3.68	4.27
Class C	3.83	4.08	4.28
Institutional	6.12	5.27	5.46
Service	5.59	4.64	4.95

[2] The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

Total return figures in the above charts represent past performance and do not indicate future results, which will vary. The investment return and principal value of an investment will fluctuate and, therefore, an investor's shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the total return figures in the above charts. Please visit www.gs.com/funds to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Portfolio distributions or the redemption of Portfolio shares.

The Goldman Sachs Balanced Strategy Portfolio invests primarily in other Goldman Sachs Funds and is subject to the risk factors of those Funds. Some of the risks include the price fluctuations of government securities in response to interest rates, the volatility of investments in the stock market, and the currency and political risks of non-U.S. securities.

COMPOSITION[3]

For the investor seeking current income and long-term capital appreciation. Approximately half of the Portfolio is invested in domestic fixed income funds which seek to provide income, with the remaining balance in domestic and international stock funds and an allocation to a global bond fund. The balance in equities is intended to add diversification and may enhance returns, but will also add some volatility to the Portfolio.

STRATEGIC MODEL PORTFOLIO WEIGHTINGS



- 0.0% FS Prime Obligations Fund
- 46.5% Short Duration Government Fund
- 2.5% High Yield Fund
- 9.8% Global Income Fund
- 10.1% Structured Large Cap Value Fund
- 10.2% Structured Large Cap Growth Fund
- 2.6% Structured Small Cap Equity Fund
- 15.8% Structured Internat'l Equity Fund
- 2.6% Real Estate Securities Fund

TACTICAL FUND WEIGHTINGS (Changes quarterly)



- 2.5% FS Prime Obligations Fund
- 37.5% Short Duration Government Fund
- 4.0% High Yield Fund
- 9.8% Global Income Fund
- 18.4% Structured Large Cap Value Fund
- 10.5% Structured Large Cap Growth Fund
- 0.0% Structured Small Cap Equity Fund
- 14.8% Structured Internat'l Equity Fund
- 2.6% Real Estate Securities Fund

[3] The tactical fund weightings are set at the beginning of each calendar quarter. The weighting in the chart above reflects the allocations from October 1, 2005 to December 31, 2005. Actual Fund weighting in the Asset Allocation Portfolios may differ from the figures shown above due to rounding, differences in returns of the Underlying Funds, or both. The above figures are not indicative of future allocations.

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F U N D B A S I C S F U N D W E I G H T I N G S A S O F 1 2 / 3 1 / 0 5 4 Percentage of Portfolio 4The percentage shown for each underlying fund reflects the value of that fund as a percentage of market value. Short-term investments include money market funds.

FUND BASICS

Growth and Income Strategy

as of December 31, 2005

Assets Under Management

$918.3 Million

NASDAQ SYMBOLS

Class A Shares: GOIAX

Class B Shares: GOIBX

Class C Shares: GOICX

Institutional Shares: GOIIX

Service Shares: GOISX

PERFORMANCE REVIEW

January 1, 2005–December 31, 2005	Portfolio Total Return (based on NAV)[1]
Class A	8.99%
Class B	8.09
Class C	8.15
Institutional	9.37
Service	8.87

[1] The net asset value (NAV) represents the net assets of the class of the Portfolio (ex-dividend) divided by the total number of shares of the class outstanding. The Portfolio's performance assumes the reinvestment of dividends and other distributions. The Portfolio's performance does not reflect the deduction of any applicable sales charges.

STANDARDIZED TOTAL RETURNS[2]

For the period ending December 31, 2005	One Year	Five Years	Since Inception (1/2/98)
Class A	2.97%	4.57%	4.96%
Class B	3.00	4.60	4.92
Class C	7.13	4.98	4.91
Institutional	9.37	6.18	6.13
Service	8.87	5.67	5.60

[2] The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

Total return figures in the above charts represent past performance and do not indicate future results, which will vary. The investment return and principal value of an investment will fluctuate and, therefore, an investor's shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the total return figures in the above charts. Please visit www.gs.com/funds to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Portfolio distributions or the redemption of Portfolio shares.

The Goldman Sachs Growth and Income Strategy Portfolio invests primarily in other Goldman Sachs Funds and is subject to the risk factors of those Funds. Some of the risks include the price fluctuations of fixed income securities in response to interest rates, the credit risk and volatility of high yield bonds, and the volatility of non-U.S. stocks and bonds and U.S. stocks.

COMPOSITION[3]

For the investor who seeks long-term capital appreciation and current income. Under normal circumstances, assets are allocated approximately 40% among fixed income funds, which are intended to provide the income component, and approximately 60% among equity funds, which are intended to provide the capital appreciation component.

STRATEGIC MODEL PORTFOLIO WEIGHTINGS



- 0.0% FS Prime Obligations Fund
- 2.4% Short Duration Government Fund
- 16.4% Core Fixed Income Fund
- 2.5% High Yield Fund
- 15.0% Global Income Fund
- 2.5% Emerging Markets Debt Fund
- 14.9% Structured Large Cap Value Fund
- 15.1% Structured Large Cap Growth Fund
- 3.6% Structured Small Cap Equity Fund
- 21.9% Structured Internat'l Equity Fund
- 3.3% Emerging Markets Equity Fund
- 2.5% Real Estate Securities Fund

TACTICAL FUND WEIGHTINGS (Changes quarterly)



- 2.5% FS Prime Obligations Fund
- 2.4% Short Duration Government Fund
- 7.4% Core Fixed Income Fund
- 4.0% High Yield Fund
- 15.0% Global Income Fund
- 2.5% Emerging Markets Debt Fund
- 23.6% Structured Large Cap Value Fund
- 15.7% Structured Large Cap Growth Fund
- 0.0% Structured Small Cap Equity Fund
- 20.7% Structured Internat'l Equity Fund
- 3.8% Emerging Markets Equity Fund
- 2.5% Real Estate Securities Fund

[3] The tactical fund weightings are set at the beginning of each calendar quarter. The weighting in the chart above reflects the allocations from October 1, 2005 to December 31, 2005. Actual Fund weighting in the Asset Allocation Portfolios may differ from the figures shown above due to rounding, differences in returns of the Underlying Funds, or both. The above figures are not indicative of future allocations.

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F U N D B A S I C S F U N D W E I G H T I N G S A S O F 1 2 / 3 1 / 0 5 4 Percentage of Portfolio 4 The percentage shown for each underlying fund reflects the value of that fund as a percentage of market value. Short-term investments include money market funds.

FUND BASICS

Growth Strategy

as of December 31, 2005

Assets Under Management

$640.6 Million

NASDAQ SYMBOLS

Share Class	Symbol
Class A Shares	GGSAX
Class B Shares	GGSBX
Class C Shares	GGSCX
Institutional Shares	GGSIX
Service Shares	GGSSX

PERFORMANCE REVIEW

January 1, 2005–December 31, 2005	Portfolio Total Return (based on NAV)[1]
Class A	10.60%
Class B	9.76
Class C	9.67
Institutional	11.05
Service	10.49

[1] The net asset value (NAV) represents the net assets of the class of the Portfolio (ex-dividend) divided by the total number of shares of the class outstanding. The Portfolio's performance assumes the reinvestment of dividends and other distributions. The Portfolio's performance does not reflect the deduction of any applicable sales charges.

STANDARDIZED TOTAL RETURNS[2]

For the period ending December 31, 2005	One Year	Five Years	Since Inception (1/2/98)
Class A	4.53%	4.33%	4.55%
Class B	4.74	4.40	4.52
Class C	8.67	4.72	4.51
Institutional	11.05	5.96	5.70
Service	10.49	5.40	5.17

[2] The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

Total return figures in the above charts represent past performance and do not indicate future results, which will vary. The investment return and principal value of an investment will fluctuate and, therefore, an investor's shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the total return figures in the above charts. Please visit www.gs.com/funds to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Portfolio distributions or the redemption of Portfolio shares.

The Goldman Sachs Growth Strategy Portfolio invests primarily in other Goldman Sachs Funds and is subject to the risk factors of those Funds. Some of the risks include the volatility of U.S. and non-U.S. equity investments, the political and currency risks of non-U.S. securities, and the credit risks and volatility of high yield bonds.

COMPOSITION[3]

For the investor seeking long-term capital appreciation and, secondarily, current income. Approximately 80% of the assets are allocated among equity funds, with a blend of domestic large-cap, small-cap and international exposure to seek capital appreciation. The bond fund allocation is intended to provide diversification.

STRATEGIC MODEL PORTFOLIO WEIGHTINGS



0.0%	FS Prime Obligations Fund
8.1%	Core Fixed Income Fund
2.4%	High Yield Fund
6.2%	Global Income Fund
2.4%	Emerging Markets Debt Fund
20.7%	Structured Large Cap Value Fund
20.9%	Structured Large Cap Growth Fund
3.5%	Structured Small Cap Equity Fund
29.9%	Structured Internat'l Equity Fund
3.2%	Emerging Markets Equity Fund
2.5%	Real Estate Securities Fund

TACTICAL FUND WEIGHTINGS (Changes quarterly)



2.5%	FS Prime Obligations Fund
0.0%	Core Fixed Income Fund
3.9%	High Yield Fund
6.2%	Global Income Fund
2.4%	Emerging Markets Debt Fund
28.9%	Structured Large Cap Value Fund
21.1%	Structured Large Cap Growth Fund
0.0%	Structured Small Cap Equity Fund
28.7%	Structured Internat'l Equity Fund
3.7%	Emerging Markets Equity Fund
2.5%	Real Estate Securities Fund

[3] The tactical fund weightings are set at the beginning of each calendar quarter. The weighting in the chart above reflects the allocations from October 1, 2005 to December 31, 2005. Actual Fund weighting in the Asset Allocation Portfolios may differ from the figures shown above due to rounding, differences in returns of the Underlying Funds, or both. The above figures are not indicative of future allocations.

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F U N D B A S I C S F U N D W E I G H T I N G S A S O F 1 2 / 3 1 / 0 5 4 Percentage of Portfolio 4 The percentage shown for each underlying fund reflects the value of that fund as a percentage of market value. Short-term investments include money market funds and repurchase agreements.

FUND BASICS

Aggressive Growth Strategy

as of December 31, 2005

Assets Under Management

$223.3 Million

NASDAQ SYMBOLS

Class A Shares: GAPAX

Class B Shares: GAPBX

Class C Shares: GAXCX

Institutional Shares: GAPIX

Service Shares: GAPSX

PERFORMANCE REVIEW

January 1, 2005–December 31, 2005	Portfolio Total Return (based on NAV)[1]
Class A	12.55%
Class B	11.74
Class C	11.76
Institutional	12.96
Service	12.44

[1] The net asset value (NAV) represents the net assets of the class of the Portfolio (ex-dividend) divided by the total number of shares of the class outstanding. The Portfolio's performance assumes the reinvestment of dividends and other distributions. The Portfolio's performance does not reflect the deduction of any applicable sales charges.

STANDARDIZED TOTAL RETURNS[2]

For the period ending June 30, 2005	One Year	Five Years	Since Inception (1/2/98)
Class A	6.33%	4.25%	4.31%
Class B	6.74	4.30	4.28
Class C	10.76	4.63	4.30
Institutional	12.96	5.83	5.43
Service	12.44	5.31	4.94

[2] The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

Total return figures in the above charts represent past performance and do not indicate future results, which will vary. The investment return and principal value of an investment will fluctuate and, therefore, an investor's shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the total return figures in the above charts. Please visit www.gs.com/funds to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Portfolio distributions or the redemption of Portfolio shares.

The Goldman Sachs Aggressive Growth Strategy Portfolio invests primarily in other Goldman Sachs Funds and is subject to the risk factors of those Funds. Some of the risks include the volatility of U.S. and non-U.S. equity investments and the political and currency risks of non-U.S. securities, which are particularly significant regarding equities of issuers located in emerging countries.

COMPOSITION[3]

For the investor seeking long-term capital appreciation. Under normal circumstances, all assets are allocated among equity funds with a greater focus on small-cap and international investments relative to the other Funds.

STRATEGIC MODEL PORTFOLIO WEIGHTINGS



- 23.4% Structured Large Cap Value Fund
- 23.6% Structured Large Cap Growth Fund
- 4.5% Structured Small Cap Equity Fund
- 39.8% Structured Internat'l Equity Fund
- 6.4% Emerging Markets Equity Fund
- 2.5% Real Estate Securities Fund

TACTICAL FUND WEIGHTINGS (Changes quarterly)



- 30.0% Structured Large Cap Value Fund
- 22.2% Structured Large Cap Growth Fund
- 0.0% Structured Small Cap Equity Fund
- 38.5% Structured Internat'l Equity Fund
- 6.9% Emerging Markets Equity Fund
- 2.5% Real Estate Securities Fund

[3] The tactical fund weightings are set at the beginning of each calendar quarter. The weighting in the chart above reflects the allocations from October 1, 2005 to December 31, 2005. Actual Fund weighting in the Asset Allocation Portfolios may differ from the figures shown above due to rounding, differences in returns of the Underlying Funds, or both. The above figures are not indicative of future allocations.

11

F U N D B A S I C S F U N D W E I G H T I N G S A S O F 1 2 / 3 1 / 0 5 4 Percentage of Portfolio 4 The percentage shown for each underlying fund reflects the value of that fund as a percentage of market value. Short-term investments include repurchase agreements.

GOLDMAN SACHS BALANCED STRATEGY PORTFOLIO

Performance Summary

December 31, 2005

The following graph shows the value, as of December 31, 2005, of a $10,000 investment made on February 1, 1998 in Class A Shares (with the maximum sales charge of 5.5%). For comparative purposes, the performance of the Portfolio’s benchmarks with dividends reinvested (the S&P 500 Index, Lehman Brothers High Yield Bond Index and Two-Year U.S. Treasury Security (“Two-Year T-Bill”)) are also shown. All performance data shown represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than the original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Portfolio distributions or the redemption of Portfolio shares. Performance of Class B, Class C, Institutional and Service Shares will vary from Class A Shares due to differences in fees and loads. In addition to the investment adviser’s decisions regarding underlying mutual fund selection and allocations among them, other factors may affect portfolio performance. These factors include, but are not limited to, portfolio operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting a portfolio.

Goldman Sachs Balanced Strategy Portfolio’s Lifetime Performance

Performance of a $10,000 Investment, Distributions Reinvested February 1, 1998 to December 31, 2005(a).

Average Annual Total Return through December 31, 2005	Since Inception(b)	Five Years	One Year

Class A
Excluding sales charges	5.04%	4.86%	5.63%
Including sales charges	4.30%	3.68%	-0.20%

Class B
Excluding contingent deferred sales charges	4.27%	4.07%	4.93%
Including contingent deferred sales charges	4.27%	3.68%	-0.26%

Class C
Excluding contingent deferred sales charges	4.28%	4.08%	4.87%
Including contingent deferred sales charges	4.28%	4.08%	3.83%

Institutional Class	5.46%	5.27%	6.12%

Service Class	4.95%	4.64%	5.59%

(a)	For comparative purposes, initial investments are assumed to be made on the first day of the month following commencement of operations.
(b)	All classes commenced operations on January 2, 1998.

GOLDMAN SACHS BALANCED STRATEGY PORTFOLIO

Statement of Investments

December 31, 2005

Shares	Description	Value
Mutual Funds (Institutional Shares) – 100.1%

Equity – 45.2%
4,547,693	Goldman Sachs Structured International Equity Fund – 19.0%	$57,437,360
3,294,020	Goldman Sachs Structured Large Cap Value Fund – 14.1%	42,756,379
1,660,838	Goldman Sachs Structured Large Cap Growth Fund – 7.4%	22,371,483
453,795	Goldman Sachs Real Estate Securities Fund – 2.7%	8,213,685
442,592	Goldman Sachs Structured Small Cap Equity Fund – 2.0%	6,165,308

		136,944,215

Fixed-Income – 49.5%
12,234,451	Goldman Sachs Short Duration Government Fund – 38.9%	117,817,765
1,680,553	Goldman Sachs Global Income Fund – 7.2%	21,712,748
1,315,106	Goldman Sachs High Yield Fund – 3.4%	10,349,881

		149,880,394

Money Market – 5.4%
16,181,121	Financial Square Prime Obligations Fund – 5.4%	16,181,121

TOTAL INVESTMENTS – 100.1%
(Cost $295,114,216)		$303,005,730

The percentage shown for each investment and investment category reflects the value of the respective investment or category as a percentage of net assets.

For information on the underlying mutual funds, please call our toll free Shareholder Services Line at 1-800-526-7384 or visit us on the web at www.gs.com/funds.

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GROWTH AND INCOME STRATEGY PORTFOLIO

Performance Summary

December 31, 2005

The following graph shows the value, as of December 31, 2005, of a $10,000 investment made on February 1, 1998 in Class A Shares (with the maximum sales charge of 5.5%). For comparative purposes, the performance of the Portfolio’s benchmarks with dividends reinvested (the S&P 500 Index, Lehman Brothers High Yield Bond Index, Lehman Brothers Aggregate Bond Index and Morgan Stanley Capital International Europe, Australasia, and the Far East (“MSCI EAFE”) Index) are also shown. All performance data shown represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than the original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Portfolio distributions or the redemption of Portfolio shares. Performance of Class B, Class C, Institutional and Service Shares will vary from Class A Shares due to differences in fees and loads. In addition to the investment adviser’s decisions regarding underlying mutual fund selection and allocations among them, other factors may affect portfolio performance. These factors include, but are not limited to, portfolio operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting a portfolio.

Goldman Sachs Growth and Income Strategy Portfolio’s Lifetime Performance

Performance of a $10,000 Investment, Distributions Reinvested February 1, 1998 to December 31, 2005(a).

Average Annual Total Return through December 31, 2005	Since Inception(b)	Five Years	One Year

Class A
Excluding sales charges	5.70%	5.76%	8.99%
Including sales charges	4.96%	4.57%	2.97%

Class B
Excluding contingent deferred sales charges	4.92%	4.97%	8.09%
Including contingent deferred sales charges	4.92%	4.60%	3.00%

Class C
Excluding contingent deferred sales charges	4.91%	4.98%	8.15%
Including contingent deferred sales charges	4.91%	4.98%	7.13%

Institutional Class	6.13%	6.18%	9.37%

Service Class	5.60%	5.67%	8.87%

(a)	For comparative purposes, initial investments are assumed to be made on the first day of the month following commencement of operations.
(b)	All classes commenced operations on January 2, 1998.

GOLDMAN SACHS GROWTH AND INCOME STRATEGY PORTFOLIO

Statement of Investments

December 31, 2005

Shares	Description	Value
Mutual Funds (Institutional Shares) – 99.3%

Equity – 65.0%
17,863,882	Goldman Sachs Structured International Equity Fund – 24.6%	$225,620,824
13,312,094	Goldman Sachs Structured Large Cap Value Fund – 18.8%	172,790,981
8,382,832	Goldman Sachs Structured Large Cap Growth Fund – 12.3%	112,916,742
2,060,071	Goldman Sachs Emerging Markets Equity Fund – 4.2%	39,038,342
1,334,286	Goldman Sachs Real Estate Securities Fund – 2.6%	24,150,573
1,640,985	Goldman Sachs Structured Small Cap Equity Fund – 2.5%	22,858,918

		597,376,380

Fixed-Income – 29.4%
8,425,864	Goldman Sachs Global Income Fund – 11.9%	108,862,162
8,605,720	Goldman Sachs Core Fixed Income Fund – 9.3%	85,196,624
3,905,001	Goldman Sachs High Yield Fund – 3.3%	30,732,356
2,334,541	Goldman Sachs Short Duration Government Fund – 2.5%	22,481,628
1,936,426	Goldman Sachs Emerging Markets Debt Fund – 2.4%	22,385,083

		269,657,853

Money Market – 4.9%
44,838,914	Financial Square Prime Obligations Fund – 4.9%	44,838,914

TOTAL INVESTMENTS – 99.3%
(Cost $851,711,157)		$911,873,147

The percentage shown for each investment and investment category reflects the value of the respective investment or category as a percentage of net assets.

For information on the underlying mutual funds, please call our toll free Shareholder Services Line at 1-800-526-7384 or visit us on the web at www.gs.com/funds.

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GROWTH STRATEGY PORTFOLIO

Performance Summary

December 31, 2005

The following graph shows the value, as of December 31, 2005, of a $10,000 investment made on February 1, 1998 in Class A Shares (with the maximum sales charge of 5.5%). For comparative purposes, the performance of the Portfolio’s benchmarks with dividends reinvested (the S&P 500 Index, Morgan Stanley Capital International Europe, Australasia, and the Far East (“MSCI EAFE”) Index, Russell 2000 Index and Morgan Stanley Capital International Emerging Markets Free (“MSCI EMF”) Index) are also shown. All performance data shown represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than the original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Portfolio distributions or the redemption of Portfolio shares. Performance of Class B, Class C, Institutional and Service Shares will vary from Class A Shares due to differences in fees and loads. In addition to the investment adviser’s decisions regarding underlying mutual fund selection and allocations among them, other factors may affect portfolio performance. These factors include, but are not limited to, portfolio operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting a portfolio.

Goldman Sachs Growth Strategy Portfolio’s Lifetime Performance

Performance of a $10,000 Investment, Distributions Reinvested February 1, 1998 to December 31, 2005(a).

Average Annual Total Return through December 31, 2005	Since Inception(b)	Five Years	One Year

Class A
Excluding sales charges	5.29%	5.51%	10.60%
Including sales charges	4.55%	4.33%	4.53%

Class B
Excluding contingent deferred sales charges	4.52%	4.75%	9.76%
Including contingent deferred sales charges	4.52%	4.40%	4.74%

Class C
Excluding contingent deferred sales charges	4.51%	4.72%	9.67%
Including contingent deferred sales charges	4.51%	4.72%	8.67%

Institutional Class	5.70%	5.96%	11.05%

Service Class	5.17%	5.40%	10.49%

(a)	For comparative purposes, initial investments are assumed to be made on the first day of the month following commencement of operations.
(b)	All classes commenced operations on January 2, 1998.

GOLDMAN SACHS GROWTH STRATEGY PORTFOLIO

Statement of Investments

December 31, 2005

Shares	Description	Value
Mutual Funds (Institutional Shares) – 99.1%

Equity – 83.7%
16,432,780	Goldman Sachs Structured International Equity Fund – 32.4%	$207,546,014
11,963,484	Goldman Sachs Structured Large Cap Value Fund – 24.2%	155,286,025
8,515,563	Goldman Sachs Structured Large Cap Growth Fund – 17.9%	114,704,632
1,407,211	Goldman Sachs Emerging Markets Equity Fund – 4.2%	26,666,655
908,085	Goldman Sachs Real Estate Securities Fund – 2.6%	16,436,336
1,107,259	Goldman Sachs Structured Small Cap Equity Fund – 2.4%	15,424,114

		536,063,776

Fixed-Income – 11.5%
1,718,351	Goldman Sachs Global Income Fund – 3.4%	22,201,099
2,673,502	Goldman Sachs High Yield Fund – 3.3%	21,040,464
1,542,162	Goldman Sachs Core Fixed Income Fund – 2.4%	15,267,406
1,317,147	Goldman Sachs Emerging Markets Debt Fund – 2.4%	15,226,214

		73,735,183

Money Market – 3.9%
25,290,093	Financial Square Prime Obligations Fund – 3.9%	25,290,093

TOTAL MUTUAL FUNDS (INSTITUTIONAL SHARES)
(Cost $560,961,425)		$635,089,052

Principal	Interest	Maturity
Amount	Rate	Date	Value
Repurchase Agreement(a) – 0.7%

Joint Repurchase Agreement Account II
$4,400,000	4.29%	01/03/2006	$4,400,000
Maturity Value: $4,402,096
(Cost $4,400,000)

TOTAL INVESTMENTS – 99.8%
(Cost $565,361,425)			$639,489,052

The percentage shown for each investment and investment category reflects the value of the respective investment or category as a percentage of net assets.

(a)	Joint repurchase agreement was entered into on December 30, 2005. Additional information appears on page 21.

For information on the underlying mutual funds, please call our toll free Shareholder Services Line at 1-800-526-7384 or visit us on the web at www.gs.com/funds.

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS AGGRESSIVE GROWTH STRATEGY PORTFOLIO

Performance Summary

December 31, 2005

The following graph shows the value, as of December 31, 2005, of a $10,000 investment made on February 1, 1998 in Class A Shares (with the maximum sales charge of 5.5%). For comparative purposes, the performance of the Portfolio’s benchmarks with dividends reinvested (the S&P 500 Index, Morgan Stanley Capital International Europe, Australasia, and the Far East (“MSCI EAFE”) Index, Russell 2000 Index and Morgan Stanley Capital International Emerging Markets Free (“MSCI EMF”) Index) are also shown. All performance data shown represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than the original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Portfolio distributions or the redemption of Portfolio shares. Performance of Class B, Class C, Institutional and Service Shares will vary from Class A Shares due to differences in fees and loads. In addition to the investment adviser’s decisions regarding underlying mutual fund selection and allocations among them, other factors may affect portfolio performance. These factors include, but are not limited to, portfolio operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting a portfolio.

Goldman Sachs Aggressive Growth Strategy Portfolio’s Lifetime Performance

Performance of a $10,000 Investment, Distributions Reinvested February 1, 1998 to December 31, 2005(a).

Average Annual Total Return through December 31, 2005	Since Inception(b)	Five Years	One Year

Class A
Excluding sales charges	5.05%	5.43%	12.55%
Including sales charges	4.31%	4.25%	6.33%

Class B
Excluding contingent deferred sales charges	4.28%	4.63%	11.74%
Including contingent deferred sales charges	4.28%	4.30%	6.74%

Class C
Excluding contingent deferred sales charges	4.30%	4.63%	11.76%
Including contingent deferred sales charges	4.30%	4.63%	10.76%

Institutional Class	5.43%	5.83%	12.96%

Service Class	4.94%	5.31%	12.44%

(a)	For comparative purposes, initial investments are assumed to be made on the first day of the month following commencement of operations.
(b)	All classes commenced operations on January 2, 1998.

GOLDMAN SACHS AGGRESSIVE GROWTH STRATEGY PORTFOLIO

Statement of Investments

December 31, 2005

Shares	Description	Value
Mutual Funds (Institutional Shares) – 99.1%

Equity – 99.1%
7,384,416	Goldman Sachs Structured International Equity Fund – 41.8%	$93,265,180
4,345,439	Goldman Sachs Structured Large Cap Value Fund – 25.2%	56,403,797
3,152,301	Goldman Sachs Structured Large Cap Growth Fund – 19.0%	42,461,498
871,371	Goldman Sachs Emerging Markets Equity Fund – 7.4%	16,512,474
521,445	Goldman Sachs Structured Small Cap Equity Fund – 3.2%	7,263,725
308,128	Goldman Sachs Real Estate Securities Fund – 2.5%	5,577,124

		221,483,798

TOTAL MUTUAL FUNDS (INSTITUTIONAL SHARES)
(Cost $179,492,452)		$221,483,798

Principal	Interest	Maturity
Amount	Rate	Date	Value
Repurchase Agreement(a) – 0.2%

Joint Repurchase Agreement Account II
$400,000	4.29%	01/03/2006	$400,000
Maturity Value: $400,191
(Cost $400,000)

TOTAL INVESTMENTS – 99.3%
(Cost $179,892,452)			$221,883,798

The percentage shown for each investment and investment category reflects the value of the respective investment or category as a percentage of net assets.

(a)	Joint repurchase agreement was entered into on December 30, 2005. Additional information appears on page 21.

For information on the underlying mutual funds, please call our toll free Shareholder Services Line at 1-800-526-7384 or visit us on the web at www.gs.com/funds.

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

ADDITIONAL INVESTMENT INFORMATION

JOINT REPURCHASE AGREEMENT ACCOUNT II — At December 31, 2005, certain Portfolios had undivided interests in the Joint Repurchase Agreement Account II, as follows:

Portfolio	Principal Amount

Growth Strategy Portfolio	$4,400,000

Aggressive Growth Strategy Portfolio	400,000

	Principal	Interest	Maturity	Maturity
Repurchase Agreements	Amount	Rate	Date	Value

Banc of America Securities LLC	$3,020,000,000	4.30%	01/03/2006	$3,021,442,889

Barclays Capital PLC	2,260,000,000	4.30	01/03/2006	2,261,079,778

Greenwich Capital Markets	300,000,000	4.33	01/03/2006	300,144,333

J.P. Morgan Securities, Inc.	400,000,000	4.30	01/03/2006	400,191,111

Morgan Stanley & Co.	3,140,000,000	4.27	01/03/2006	3,141,489,756

UBS Securities LLC	600,000,000	4.18	01/03/2006	600,278,667

UBS Securities LLC	2,565,000,000	4.30	01/03/2006	2,566,225,500

TOTAL	$12,285,000,000			$12,290,852,034

At December 31, 2005, the Joint Repurchase Agreement Account II was fully collateralized by the following securities: Federal Home Loan Bank, 3.50% to 4.40%, due 02/24/2006 to 01/18/2007; Federal Home Loan Mortgage Association, 0.00% to 13.00%, due 01/01/2006 to 01/01/2036; Federal National Mortgage Association, 0.00% to 15.50%, due 02/01/2006 to 01/01/2036; Government National Mortgage Association, 4.50% to 6.50%, due 11/15/2013 to 12/15/2035 and Tennessee Valley Authority, 4.75% to 7.14%, due 11/13/2008 to 08/01/2013. The aggregate market value of the collateral, including accrued interest, was $12,560,093,631.

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

Statements of Assets and Liabilities

December 31, 2005

		Growth and		Aggressive
	Balanced	Income	Growth	Growth
	Strategy	Strategy	Strategy	Strategy
	Portfolio	Portfolio	Portfolio	Portfolio

Assets:

Investment in securities, at value (identified cost $295,114,216, $851,711,157, $565,361,425 and $179,892,452, respectively)	$303,005,730	$911,873,147	$639,489,052	$221,883,798

Cash	—	22,953,134	56,694	7,809,193
Receivables:
Investment securities sold	25,460,282	25,184,990	—	—
Portfolio shares sold	1,649,915	10,155,850	8,256,808	3,454,427
Dividends and interest	1,235,213	4,410,208	1,177,008	95
Reimbursement from adviser	61,094	124,611	94,454	55,446

Total assets	331,412,234	974,701,940	649,074,016	233,202,959

Liabilities:

Due to Custodian	26,780,005	—	—	—
Payables:
Investment securities purchased	1,234,130	53,613,964	5,416,718	8,209,193
Portfolio shares repurchased	326,047	2,164,913	2,525,471	1,422,226
Amounts owed to affiliates	158,538	533,167	444,852	164,466
Accrued expenses	67,763	74,365	77,009	66,552

Total liabilities	28,566,483	56,386,409	8,464,050	9,862,437

Net Assets:

Paid-in capital	289,703,586	849,190,562	569,867,166	187,734,052
Accumulated undistributed net investment income	769,573	3,709,339	883,725	11,815
Accumulated net realized gain (loss) on investment transactions	4,481,078	5,253,640	(4,268,552)	(6,396,691)
Net unrealized gain on investments	7,891,514	60,161,990	74,127,627	41,991,346

NET ASSETS	$302,845,751	$918,315,531	$640,609,966	$223,340,522

Net assets:
Class A	$108,661,490	$496,785,137	$299,960,990	$111,758,325
Class B	31,647,933	93,432,576	88,740,561	30,068,616
Class C	42,447,810	149,581,004	173,355,327	65,903,554
Institutional	118,290,613	175,272,243	75,132,361	15,255,630
Service	1,797,905	3,244,571	3,420,727	354,397

Shares outstanding:
Class A	9,975,505	40,783,019	23,075,225	8,085,603
Class B	2,906,456	7,683,401	6,817,824	2,240,875
Class C	3,894,529	12,319,831	13,392,244	4,918,455
Institutional	10,860,358	14,356,150	5,771,132	1,094,396
Service	164,841	266,903	264,117	25,769

Total shares outstanding, $0.001 par value (unlimited number of shares authorized)	27,801,689	75,409,304	49,320,542	16,365,098

Net asset value, offering and redemption price per share:(a)
Class A	$10.89	$12.18	$13.00	$13.82
Class B	10.89	12.16	13.02	13.42
Class C	10.90	12.14	12.94	13.40
Institutional	10.89	12.21	13.02	13.94
Service	10.91	12.16	12.95	13.75

(a)	Maximum public offering price per share (NAV per share multiplied by 1.0582) for Class A Shares of the Balanced Strategy, Growth and Income Strategy, Growth Strategy and Aggressive Growth Strategy Portfolios is $11.52, $12.89, $13.76 and $14.62, respectively. At redemption, Class B and Class C Shares may be subject to a contingent deferred sales charge, assessed on the amount equal to the lesser of the current net asset value or the original purchase price of the shares.

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

Statements of Operations

For the Year Ended December 31, 2005

		Growth and		Aggressive
	Balanced	Income	Growth	Growth
	Strategy	Strategy	Strategy	Strategy
	Portfolio	Portfolio	Portfolio	Portfolio

Investment income:

Dividends from Underlying Funds	$7,422,824	$19,099,514	$9,402,203	$1,827,401
Interest	16,274	61,732	34,301	4,994

Total income	7,439,098	19,161,246	9,436,504	1,832,395

Expenses:

Distribution and Service fees(a)	820,635	2,680,435	2,435,613	1,009,560
Management fees	473,150	1,161,733	907,061	353,951
Transfer agent fees(a)	308,698	971,753	759,570	313,262
Registration fees	81,757	149,668	113,153	80,575
Custodian and Accounting fees	52,124	54,025	54,560	50,939
Professional fees	47,291	47,291	47,291	47,291
Printing fees	46,608	46,608	46,608	46,608
Trustee fees	15,206	15,206	15,206	15,206
Service Share fees	11,554	14,603	12,257	1,349
Other	56,166	74,879	73,323	56,479

Total expenses	1,913,189	5,216,201	4,464,642	1,975,220

Less — expense reductions	(394,693)	(646,330)	(563,874)	(387,421)

Net expenses	1,518,496	4,569,871	3,900,768	1,587,799

NET INVESTMENT INCOME	5,920,602	14,591,375	5,535,736	244,596

Realized and unrealized gain (loss):

Capital gain distributions from Underlying Funds	1,859,567	7,364,191	5,704,641	2,042,621
Net realized gain from investment transactions	12,262,072	24,253,353	19,447,531	8,559,499
Net change in unrealized gain (loss) on investments	(3,795,412)	12,777,719	21,316,294	10,765,519

Net realized and unrealized gain	10,326,227	44,395,263	46,468,466	21,367,639

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$16,246,829	$58,986,638	$52,004,202	$21,612,235

(a)	Class specific Distribution and Service and Transfer Agent fees were as follows:

	Distribution and Service Fees			Transfer Agent Fees

Portfolio	Class A	Class B	Class C	Class A	Class B	Class C	Institutional	Service

Balanced Strategy	$194,494	$293,144	$332,997	$147,815	$55,698	$63,270	$40,991	$924
Growth and Income Strategy	744,713	830,358	1,105,364	565,982	157,768	210,020	36,815	1,168
Growth Strategy	475,873	762,267	1,197,473	361,663	144,831	227,520	24,575	981
Aggressive Growth Strategy	207,451	274,406	527,703	157,663	52,137	100,263	3,091	108

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

Statements of Changes in Net Assets

	Balanced Strategy Portfolio

	For the	For the
	Year Ended	Year Ended
	December 31, 2005	December 31, 2004

From operations:

Net investment income	$5,920,602	$2,751,626
Net realized gain from investment transactions, including capital gain distributions from Underlying Funds	14,121,639	7,850,103
Net change in unrealized gain (loss) on investments	(3,795,412)	2,051,714

Net increase in net assets resulting from operations	16,246,829	12,653,443

Distributions to shareholders:

From net investment income
Class A Shares	(1,747,857)	(977,473)
Class B Shares	(391,414)	(376,335)
Class C Shares	(478,412)	(320,212)
Institutional Shares	(2,650,472)	(887,344)
Service Shares	(44,906)	(38,638)
From net realized gain
Class A Shares	(2,579,111)	—
Class B Shares	(777,666)	—
Class C Shares	(1,023,108)	—
Institutional Shares	(3,468,425)	—
Service Shares	(46,826)	—

Total distributions to shareholders	(13,208,197)	(2,600,002)

From share transactions:

Net proceeds from sales of shares	280,213,837	60,016,372
Reinvestment of dividends and distributions	12,347,326	2,395,297
Cost of shares repurchased	(149,933,868)	(22,223,826)

Net increase in net assets resulting from share transactions	142,627,295	40,187,843

TOTAL INCREASE	145,665,927	50,241,284

Net assets:

Beginning of year	157,179,824	106,938,540

End of year	$302,845,751	$157,179,824

Accumulated undistributed net investment income	$769,573	$200,082

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

Growth and Income Strategy Portfolio		Growth Strategy Portfolio		Aggressive Growth Strategy Portfolio

For the	For the	For the	For the	For the	For the
Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004

$14,591,375	$5,400,651	$5,535,736	$2,011,619	$244,596	$70,804
31,617,544 2	2,843,146 2	5,152,172 1	4,073,415 1	0,602,120	6,720,793
12,777,719	17,915,471	21,316,294	27,334,093	10,765,519	15,386,916

58,986,638	46,159,268	52,004,202	43,419,127	21,612,235	22,178,513

(7,012,543)	(3,345,570)	(3,064,376)	(1,354,356)	(185,892)	(109,667)
(1,119,476)	(874,144)	(275,044)	(239,859)	—	—
(1,640,257)	(891,543)	(868,208)	(435,310)	—	—
(2,772,411)	(274,351)	(968,614)	(416,395)	(68,001)	(20,285)
(58,025)	(41,901)	(28,196)	(17,038)	(316)	(169)

(2,127,194)	—	—	—	—	—
(425,686)	—	—	—	—	—
(667,323)	—	—	—	—	—
(801,335)	—	—	—	—	—
(14,486)	—	—	—	—	—

(16,638,736)	(5,427,509)	(5,204,438)	(2,462,958)	(254,209)	(130,121)

642,420,565	130,185,965	359,107,254	105,477,698	96,033,843	43,783,874
15,387,855	4,985,395	4,782,031	2,223,889	245,432	127,187
(172,125,522)	(72,443,697)	(87,230,599)	(53,129,450)	(41,834,031)	(31,106,192)

485,682,898	62,727,663	276,658,686	54,572,137	54,445,244	12,804,869

528,030,800	103,459,422	323,458,450	95,528,306	75,803,270	34,853,261

390,284,731	286,825,309	317,151,516	221,623,210	147,537,252	112,683,991

$918,315,531	$390,284,731	$640,609,966	$317,151,516	$223,340,522	$147,537,252

$3,709,339	$796,409	$883,725	$78,912	$11,815	$11,861

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

Notes to Financial Statements

December 31, 2005

1. ORGANIZATION

Goldman Sachs Trust (the “Trust”) is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended, (the “Act”) as an open-end, management investment company. The Trust includes Goldman Sachs Balanced Strategy Portfolio (“Balanced Strategy”), Goldman Sachs Growth and Income Strategy Portfolio (“Growth and Income Strategy”), Goldman Sachs Growth Strategy Portfolio (“Growth Strategy”) and Goldman Sachs Aggressive Growth Strategy Portfolio (“Aggressive Growth Strategy”), collectively, the “Portfolios” or, individually, a “Portfolio.” Each Portfolio is a diversified portfolio offering five classes of shares — Class A, Class B, Class C, Institutional and Service Shares. Class A shares of the Portfolios are sold with a front-end sales charge of up to 5.50%. Class B shares of the Portfolios are sold with a contingent deferred sales charge that declines from 5.00% to zero, depending upon the period of time the shares are held. Class C shares of the Portfolios are sold with a contingent deferred sales charge of 1% during the first 12 months. Institutional and Service Class shares of the Portfolios are not subject to a sales charge. Such sales loads are paid directly to Goldman Sachs & Co. (“Goldman Sachs”) as distributor of the Portfolios.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Portfolios. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that may affect the reported amounts. Actual results could differ from those estimates.

A. Investment Valuation — Each Portfolio invests in a combination of underlying mutual funds (the “Underlying Funds”) for which Goldman Sachs Asset Management, L.P. (“GSAM”) and Goldman Sachs Asset Management International (“GSAMI”), affiliates of Goldman Sachs, act as investment advisers. Investments in the Underlying Funds are valued at the closing net asset value per share of each Underlying Fund on the day of valuation. Because each Portfolio invests primarily in other mutual funds, which fluctuate in value, the Portfolios’ shares will correspondingly fluctuate in value. Short-term debt obligations maturing in sixty days or less are valued at amortized cost, which approximates market value. The Underlying Funds may invest in foreign securities that are valued daily at fair value determined by an independent service (if available) under valuation procedures approved by the Trustees consistent with applicable regulatory guidance.

B. Securities Transactions and Investment Income — Purchases and sales of the Underlying Funds are reflected as of the trade date. Realized gains and losses on sales of the Underlying Funds are calculated on the identified cost basis. Dividend income and capital gains distributions from the Underlying Funds are recorded on the ex-dividend date. Interest income is recorded on the basis of interest accrued, premium amortized and discount accreted. Net investment income (other than class-specific expenses) and unrealized and realized gains or losses are allocated daily to each class of shares of the respective Portfolio based upon the relative proportion of net assets of each class.

C. Expenses — Expenses incurred by the Trust that do not specifically relate to an individual Portfolio of the Trust are allocated to the Portfolios based on a straight-line or pro-rata basis depending upon the nature of the expense. Expenses included in the accompanying financial statements reflect the expenses of each Portfolio and do not include any expenses associated with the Underlying Funds. Because the Underlying Funds have varied expense and fee levels and the Portfolios may own different proportions of Underlying Funds at different times, the amount of fees and expenses incurred indirectly by each Portfolio will vary.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

2. SIGNIFICANT ACCOUNTING POLICIES (continued)
     Class A, Class B and Class C shareholders of the Portfolios bear all expenses and fees relating to their respective Distribution and Service Plans. Service Shares bear all expenses and fees relating to their Service and Shareholder Administration Plans. Each class of shares of the Portfolios separately bears its respective class-specific Transfer Agency fees.

D. Federal Taxes — It is each Portfolio’s policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute each year substantially all of its investment company taxable income and capital gains to its shareholders. Accordingly, no federal tax provisions are required.

     The characterization of distributions to shareholders for financial reporting purposes is determined in accordance with Federal income tax rules. Therefore, the source of a Portfolio’s distributions may be shown in the accompanying financial statements as either from net investment income or net realized gain, or from tax return of capital.

E. Dividend Distributions to Shareholders — Distributions to shareholders are recorded on the ex-dividend date. Income and capital gains distributions, if any, are declared and paid according to the following schedule:

	Income	Capital Gains
	Distribution	Distribution

Portfolio	Declared & Paid	Declared & Paid

Balanced Strategy and Growth and Income Strategy	Quarterly	Annually

Growth Strategy and Aggressive Growth Strategy	Annually	Annually

F. Repurchase Agreements — Repurchase agreements involve the purchase of securities subject to the seller’s agreement to repurchase them at a mutually agreed upon date and price. During the term of a repurchase agreement, the value of the underlying securities held as collateral on behalf of the Portfolios, including accrued interest, is required to exceed the value of the repurchase agreement, including accrued interest. If the seller defaults or becomes insolvent, realization of the collateral by the Portfolios’ may be delayed or limited, and there may be a decline in the value of the collateral during the period while the Portfolios seek to assert their rights. The underlying securities for all repurchase agreements are held in safekeeping at each Portfolio’s custodian or designated sub-custodian under triparty repurchase agreements.

     Pursuant to exemptive relief granted by the Securities and Exchange Commission (the “SEC”), and the terms and conditions contained therein, the Portfolios, together with other registered investment companies having management or investment advisory agreements with GSAM and GSAMI or their affiliates, may transfer uninvested cash into joint accounts, the daily aggregate balance of which is invested in one or more repurchase agreements.

3. AGREEMENTS

GSAM serves as investment advisor pursuant to an Investment Management Agreement (the “Agreement”) with the Trust on behalf of the Portfolios. Under the Agreement, GSAM manages the Portfolios, subject to the general supervision of the Trust’s Board of Trustees.
     As compensation for the services rendered pursuant to the Agreement, the assumption of the expenses related thereto and administering the Portfolio’s business affairs, including providing facilities, GSAM is entitled to a fee (“Management fee”), computed daily and payable monthly, equal to an annual percentage rate of each Portfolio’s average daily net assets.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

Notes to Financial Statements (continued)

December 31, 2005

3. AGREEMENTS (continued)
     Effective April 29, 2005, GSAM reduced the contractual management fee of each Portfolio from 0.35% to 0.15% of each Portfolio’s average daily net assets. Prior to April 29, 2005 GSAM had voluntarily waived a portion of its management fee equal to 0.20% of each Portfolio’s average daily net assets.
     Additionally, GSAM has voluntarily agreed to limit certain “Other Expenses” of the Portfolio (excluding Management fees, Distribution and Service fees, Transfer Agent fees, taxes, interest, brokerage fees, litigation, Service Share fees, indemnification costs, shareholder meeting and other extraordinary expenses exclusive of any expense offset arrangements) to the extent that such expenses exceed, on an annual basis, 0.004% of the average daily net assets of each Portfolio. Such expense reimbursements, if any, are computed daily and paid monthly. In addition, the Portfolios are not obligated to reimburse GSAM for prior fiscal year expense reimbursement, if any.
     For the year ended December 31, 2005, GSAM waived Management fees and reimbursed certain other expenses as follows (in thousands):

	Management	Other Expense
Portfolio	Fee Waivers	Reimbursement	Total

Balanced Strategy	$105	$290	$395

Growth and Income Strategy	282	364	646

Growth Strategy	232	332	564

Aggressive Growth Strategy	97	290	387

     Goldman Sachs serves as Distributor of the shares of the Portfolios pursuant to a Distribution Agreement. Goldman Sachs may receive a portion of the Class A sales load and Class B and Class C contingent deferred sales charges. During the year ended December 31, 2005, Goldman Sachs advised the Portfolios that it retained the following approximate amounts:

		Contingent Deferred
	Sales Load	Sales Charge

Portfolio	Class A	Class B	Class C

Balanced Strategy	$233,900	$400	$100

Growth and Income Strategy	1,080,300	600	200

Growth Strategy	586,200	800	100

Aggressive Growth Strategy	127,600	1,700	100

     The Trust, on behalf of each Portfolio, has adopted Distribution and Service Plans (the “Plans”). Under the Plans, Goldman Sachs and/or authorized dealers are entitled to a monthly fee for distribution services equal to, on an annual basis, 0.25%, 0.75% and 0.75% of each Portfolio’s average daily net assets attributable to Class A, Class B and Class C Shares, respectively. Additionally, Goldman Sachs and/or authorized dealers are entitled to receive, under the Plans, a separate fee for personal and account maintenance services equal to, on an annual basis, 0.25% of each Portfolio’s average daily net assets attributable to Class B and Class C Shares.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

3. AGREEMENTS (continued)
     The Trust, on behalf of each Portfolio, has adopted a Service Plan and Shareholder Administration Plan for Service Shares. These plans allow for Service Shares to compensate service organizations for providing varying levels of personal and account administration and shareholder administration services to their customers who are beneficial owners of such shares. The Service Plan and Shareholder Administration Plan provide for compensation to the service organizations in an amount equal to, on an annual basis, 0.25% and 0.25%, respectively, of the average daily net assets of the Service Shares.
     Goldman Sachs also serves as the Transfer Agent to the Portfolios for a fee. Fees charged for such transfer agency services are calculated daily and payable monthly at an annual rate as follows: 0.19% of the average daily net assets for Class A, Class B and Class C Shares and 0.04% of the average daily net assets for Institutional and Service Shares.
     At December 31, 2005, the amounts owed to affiliates were as follows (in thousands):

	Management	Distribution and	Transfer Agent
Portfolio	Fees	Service Fees	Fees	Total

Balanced Strategy	$41	$84	$34	$159

Growth and Income Strategy	112	301	120	533

Growth Strategy	79	276	90	445

Aggressive Growth Strategy	28	103	33	164

4. PORTFOLIO SECURITY TRANSACTIONS

The cost of purchases and proceeds of sales of the Underlying Funds for the year ended December 31, 2005 were as follows:

Portfolio	Purchases	Sales

Balanced Strategy	$341,463,599	$213,053,316

Growth and Income Strategy	748,656,283	308,226,394

Growth Strategy	462,020,443	211,305,799

Aggressive Growth Strategy	108,567,346	54,888,094

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

Notes to Financial Statements (continued)

December 31, 2005

5. LINE OF CREDIT FACILITY

The Portfolios participate in a $350,000,000 committed, unsecured revolving line of credit facility together with other registered investment companies having management or investment advisory agreements with GSAM. Under the most restrictive arrangement, each Portfolio must own securities having a market value in excess of 300% of each Portfolio’s total bank borrowings. This facility is to be used solely for temporary or emergency purposes. The interest rate on borrowings is based on the federal funds rate. The committed facility also requires a fee to be paid by the Portfolios based on the amount of the commitment which has not been utilized. During the year ended December 31, 2005, the Portfolios did not have any borrowings under this facility.

6. TAX INFORMATION

The tax character of distributions paid during the year ended December 31, 2005 was as follows:

	Balanced Strategy	Growth and Income	Growth Strategy	Aggressive Growth
	Portfolio	Strategy Portfolio	Portfolio	Strategy Portfolio

Distributions paid from:
Ordinary income	$5,737,654	$12,602,712	$5,204,438	$254,209
Net long-term capital gains	7,470,543	4,036,024	—	—

Total taxable distributions	$13,208,197	$16,638,736	$5,204,438	$254,209

The tax character of distributions paid during the year ended December 31, 2004 was as follows:

	Balanced Strategy	Growth and Income	Growth Strategy	Aggressive Growth
	Portfolio	Strategy Portfolio	Portfolio	Strategy Portfolio

Distributions paid from:
Ordinary income	$2,600,002	$5,427,509	$2,462,958	$130,121

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

6. TAX INFORMATION (continued)
As of December 31, 2005, the components of accumulated earnings on a tax basis were as follows:

	Balanced Strategy	Growth and Income	Growth Strategy	Aggressive Growth
	Portfolio	Strategy Portfolio	Portfolio	Strategy Portfolio

Undistributed ordinary income — net	$1,264,716	$3,662,245	$854,322	$—
Undistributed long-term capital gains	6,050,851	12,905,751	3,946,804	2,223,216

Total undistributed earnings	$7,315,567	$16,567,996	$4,801,126	$2,223,216
Unrealized gains — net	5,826,598	52,556,973	65,941,674	33,383,254

Total accumulated earnings — net	$13,142,165	$69,124,969	$70,742,800	$35,606,470

Growth and Income Strategy, Growth Strategy and Aggressive Growth Strategy utilized $12,235,300, $18,867,748 and $8,140,426, respectively, of capital losses in the current fiscal year.

At December 31, 2005, the Portfolios’ aggregate security unrealized gains and losses based on cost for U.S. federal income tax purposes were as follows:

	Balanced Strategy	Growth and Income	Growth Strategy	Aggressive Growth
	Portfolio	Strategy Portfolio	Portfolio	Strategy Portfolio

Tax Cost	$297,179,132	$859,316,174	$573,547,378	$188,500,544

Gross unrealized gain	7,464,443	57,492,455	67,015,701	33,427,849
Gross unrealized loss	(1,637,845)	(4,935,482)	(1,074,027)	(44,595)

Net unrealized security gain	$5,826,598	$52,556,973	$65,941,674	$33,383,254

The differences between book-basis and tax-basis unrealized gains (losses) are primarily attributable to wash sales and return of capital distributions from Underlying Fund investments.

     In order to present certain components of the Portfolios’ capital accounts on a tax basis, certain reclassifications have been recorded to the Portfolios’ accounts. These reclassifications have no impact on the net asset value of the Portfolios. Reclassifications result primarily from the difference in the tax treatment of short-term capital gain and return of capital distributions received from Underlying Funds.

			Accumulated
		Accumulated	Undistributed
	Paid-in	Net Realized	Net Investment
Portfolio	Capital	Gain/Loss	Income

Balanced Strategy	$—	$38,050	$(38,050)

Growth and Income Strategy	—	(924,267)	924,267

Growth Strategy	—	(473,515)	473,515

Aggressive Growth Strategy	(742)	(8,825)	9,567

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

Notes to Financial Statements (continued)

December 31, 2005

7. OTHER MATTERS

The Portfolios do not invest in the Underlying Funds for the purpose of exercising management or control; however, investments by the Portfolios within their principal investment strategies may represent a significant portion of the Underlying Fund’s net assets. As of December 31, 2005, the Portfolios were the owners of record of 5% or more of the total outstanding voting shares of the Underlying Funds, as follows:

	Asset Allocation Portfolios

		Growth and
Underlying Funds	Balanced Strategy	Income Strategy	Growth Strategy	Aggressive Growth Strategy

Goldman Sachs Structured Large Cap Value Fund	6%	24%	21%	8%

Goldman Sachs Structured Large Cap Growth Fund	—	18%	19%	7%

Goldman Sachs Structured International Equity Fund	—	16%	15%	7%

Goldman Sachs Emerging Markets Debt Fund	—	24%	16%	—

Goldman Sachs Global Income Fund	6%	28%	6%	—

Goldman Sachs Emerging Markets Equity Fund	—	10%	7%	—

Goldman Sachs Short Duration Government Fund	13%	—	—	—

The Portfolios, in aggregate, were the owners of record of more than 20% of the total outstanding voting shares of the following Underlying Funds.

Underlying Funds	% of shares held

Goldman Sachs Structured Large Cap Value Fund	59%

Goldman Sachs Structured Large Cap Growth Fund	48%

Goldman Sachs Structured International Equity Fund	42%

Goldman Sachs Emerging Markets Debt Fund	40%

Goldman Sachs Global Income Fund	40%

Goldman Sachs Emerging Markets Equity Fund	21%

Legal Proceedings — Purported class and derivative action lawsuits were filed in April and May 2004 in the United States District Court for the Southern District of New York against the Goldman Sachs Group, Inc. (“GSG”), GSAM and certain related parties, including certain Goldman Sachs Funds and the Trustees and Officers of the Goldman Sachs Trust. In June 2004, these lawsuits were consolidated into one action and in November 2004 a consolidated and amended complaint was filed against GSG, GSAM, Goldman Sachs Asset Management International (“GSAMI”), Goldman Sachs and certain related parties including certain Goldman Sachs Funds and the Trustees and Officers of the Trust. Plaintiffs filed a second amended consolidated complaint on April 15, 2005. The second amended complaint alleges violations of the Act and the Investment Advisers Act of 1940. The complaint also asserts claims involving common law breach of fiduciary duty, aiding and abetting breach of fiduciary duty and unjust enrichment. The Portfolios in this report, along with certain other investment portfolios of the Trust, were named as nominal defendants in the amended complaint. The complaint alleges, among other things, that between April 2, 1999 and January 9, 2004 (the “Class Period”), GSAM and other defendants made improper and excessive brokerage commission and other payments to brokers that sold shares of the Goldman Sachs Funds and omitted statements of fact in registration statements and reports filed pursuant to the Act which were necessary to prevent such registration statements and reports from being materially false and misleading. The complaint further alleges that the Goldman Sachs Funds paid excessive and improper advisory fees to Goldman Sachs. The complaint also alleges that GSAM and GSAMI used 12b-1 fees for improper purposes and made improper use of soft dollars. The complaint further alleges that the Trust’s officers and trustees breached their fiduciary duties in connection with the foregoing. On January 13, 2006, all claims against the defendants were dismissed by the U.S. District Court. It is possible that plaintiffs may appeal this decision.
     Based on currently available information, GSAM and GSAMI believe that the likelihood that the pending purported class action and derivative action lawsuits will have a material adverse financial impact on the Funds is remote, and the pending actions are not likely to materially affect their ability to provide investment management services to their clients, including the Goldman Sachs Funds.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

8. SUMMARY OF SHARE TRANSACTIONS

	Balanced Strategy Portfolio

	For the Year Ended		For the Year Ended
	December 31, 2005		December 31, 2004

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	6,219,866	$67,437,011	2,483,886	$25,416,861
Reinvestment of dividends and distributions	370,625	4,034,072	87,665	907,499
Shares converted from Class B(a)	16,564	180,749	1,524	15,929
Shares repurchased	(1,632,353)	(17,658,371)	(909,880)	(9,314,458)

	4,974,702	53,993,461	1,663,195	17,025,831

Class B Shares
Shares sold	909,920	9,820,060	767,285	7,838,810
Reinvestment of dividends and distributions	91,922	1,000,133	30,553	316,168
Shares converted to Class A(a)	(16,596)	(180,749)	(1,526)	(15,929)
Shares repurchased	(699,842)	(7,560,401)	(537,548)	(5,476,251)

	285,404	3,079,043	258,764	2,662,798

Class C Shares
Shares sold	1,923,959	20,856,766	900,896	9,267,334
Reinvestment of dividends and distributions	106,164	1,156,572	24,882	257,903
Shares repurchased	(528,397)	(5,722,969)	(284,622)	(2,928,793)

	1,501,726	16,290,369	641,156	6,596,444

Institutional Shares
Shares sold	16,701,898	181,261,673	1,620,780	17,100,720
Reinvestment of dividends and distributions	561,223	6,118,282	85,760	885,956
Shares repurchased	(10,763,790)	(117,769,262)	(414,092)	(4,323,351)

	6,499,331	69,610,693	1,292,448	13,663,325

Service Shares
Shares sold	77,842	838,327	37,970	392,647
Reinvestment of dividends and distributions	3,524	38,267	2,683	27,771
Shares repurchased	(111,507)	(1,222,865)	(17,866)	(180,973)

	(30,141)	(346,271)	22,787	239,445

NET INCREASE	13,231,022	$142,627,295	3,878,350	$40,187,843

(a)	Class B Shares will automatically convert into Class A Shares at the end of the calendar quarter that is eight years after the initial purchase date of either the Portfolio or another Goldman Sachs Fund.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

Notes to Financial Statements (continued)

December 31, 2005

8. SUMMARY OF SHARE TRANSACTIONS (continued)

	Growth and Income Strategy Portfolio

	For the Year Ended		For the Year Ended
	December 31, 2005		December 31, 2004

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	28,931,536	$339,209,664	7,660,913	$81,155,655
Reinvestment of dividends and distributions	715,230	8,542,112	290,122	3,151,491
Shares converted from Class B(a)	57,331	668,988	1,255	13,780
Shares repurchased	(6,691,026)	(76,674,836)	(3,403,785)	(36,103,749)

	23,013,071	271,745,928	4,548,505	48,217,177

Class B Shares

Shares sold	2,073,398	24,158,501	1,077,030	11,452,726
Reinvestment of dividends and distributions	117,188	1,393,262	71,590	780,466
Shares converted to Class A(a)	(57,524)	(668,988)	(1,258)	(13,780)
Shares repurchased	(1,383,018)	(16,017,475)	(1,465,331)	(15,386,747)

	750,044	8,865,300	(317,969)	(3,167,335)

Class C Shares

Shares sold	6,432,233	74,853,636	2,517,158	26,667,982
Reinvestment of dividends and distributions	155,490	1,850,030	69,807	761,733
Shares repurchased	(1,696,044)	(19,663,892)	(1,651,521)	(17,288,580)

	4,891,679	57,039,774	935,444	10,141,135

Institutional Shares

Shares sold	17,325,567	203,791,016	923,601	10,215,372
Reinvestment of dividends and distributions	296,535	3,567,766	24,960	270,449
Shares repurchased	(4,958,922)	(59,592,987)	(329,473)	(3,503,320)

	12,663,180	147,765,795	619,088	6,982,501

Service Shares

Shares sold	34,616	407,748	62,791	694,230
Reinvestment of dividends and distributions	2,927	34,685	1,962	21,256
Shares repurchased	(15,404)	(176,332)	(15,611)	(161,301)

	22,139	266,101	49,142	554,185

NET INCREASE	41,340,113	$485,682,898	5,834,210	$62,727,663

(a)	Class B Shares will automatically convert into Class A Shares at the end of the calendar quarter that is eight years after the initial purchase date of either the Portfolio or another Goldman Sachs Fund.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

Growth Strategy Portfolio				Aggressive Growth Strategy Portfolio

For the Year Ended		For the Year Ended		For the Year Ended		For the Year Ended
December 31, 2005		December 31, 2004		December 31, 2005		December 31, 2004

Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars

15,252,807	$187,671,577	4,169,637	$45,409,666	4,233,504	$54,159,943	2,154,758	$23,648,082
222,702	2,901,804	104,197	1,213,509	12,797	177,244	8,881	106,733
57,411	728,514	1,553	16,559	10,851	138,137	2,870	35,074
(3,349,755)	(40,657,358)	(2,125,357)	(22,730,715)	(1,939,670)	(24,406,321)	(1,425,613)	(15,552,494)

12,183,165	150,644,537	2,150,030	23,909,019	2,317,482	30,069,003	740,896	8,237,395

1,979,582	24,272,579	759,528	8,198,281	449,935	5,580,999	291,863	3,141,690
19,171	250,185	18,889	220,440	—	—	—	—
(57,480)	(728,514)	(1,558)	(16,559)	(493,993)	(6,048,545)	(436,624)	(4,655,321)
(1,154,166)	(14,003,293)	(1,297,285)	(13,863,423)	(11,155)	(138,137)	(2,940)	(35,074)

787,107	9,790,957	(520,426)	(5,461,261)	(55,213)	(605,683)	(147,701)	(1,548,705)

7,434,944	90,739,925	2,955,536	31,792,815	2,080,345	25,689,363	1,544,378	16,549,743
49,084	637,107	30,942	359,870	—	—	—	—
(1,368,836)	(16,615,389)	(1,109,139)	(11,897,185)	(878,630)	(10,823,502)	(847,857)	(9,092,481)

6,115,192	74,761,643	1,877,339	20,255,500	1,201,715	14,865,861	696,521	7,457,262

4,591,208	54,428,061	1,865,071	19,833,137	785,636	10,399,872	34,340	372,724
74,077	966,707	35,597	414,700	4,868	68,001	1,674	20,285
(1,247,322)	(15,375,902)	(403,933)	(4,527,034)	(38,702)	(501,733)	(161,212)	(1,749,707)

3,417,963	40,018,866	1,496,735	15,720,803	751,802	9,966,140	(125,198)	(1,356,698)

162,222	1,995,112	22,572	243,799	16,544	203,666	6,063	71,635
2,019	26,228	1,325	15,370	14	187	14	169
(46,819)	(578,657)	(10,638)	(111,093)	(4,258)	(53,930)	(5,233)	(56,189)

117,422	1,442,683	13,259	148,076	12,300	149,923	844	15,615

22,620,849	$276,658,686	5,016,937	$54,572,137	4,228,086	$54,445,244	1,165,362	$12,804,869

GOLDMAN SACHS BALANCED STRATEGY PORTFOLIO

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from			Distributions
		investment operations			to shareholders

	Net asset
	value at	Net	Net realized	Total from	From net	From net
	beginning	investment	and unrealized	investment	investment	realized	Total
Year-Share Class	of year	income(a)	gain (loss)	operations	income	gains	distributions

FOR THE YEARS ENDED DECEMBER 31,

2005 - A	$10.79	$0.28	$0.32	$0.60	$(0.22)	$(0.28)	$(0.50)
2005 - B	10.78	0.17	0.36	0.53	(0.14)	(0.28)	(0.42)
2005 - C	10.80	0.19	0.33	0.52	(0.14)	(0.28)	(0.42)
2005 - Institutional	10.78	0.32	0.33	0.65	(0.26)	(0.28)	(0.54)
2005 - Service	10.80	0.23	0.37	0.60	(0.21)	(0.28)	(0.49)

2004 - A	10.00	0.25	0.77	1.02	(0.23)	—	(0.23)
2004 - B	10.00	0.16	0.77	0.93	(0.15)	—	(0.15)
2004 - C	10.01	0.17	0.77	0.94	(0.15)	—	(0.15)
2004 - Institutional	10.00	0.28	0.77	1.05	(0.27)	—	(0.27)
2004 - Service	10.01	0.23	0.77	1.00	(0.21)	—	(0.21)

2003 - A	8.83	0.23	1.18	1.41	(0.24)	—	(0.24)
2003 - B	8.83	0.16	1.18	1.34	(0.17)	—	(0.17)
2003 - C	8.84	0.16	1.18	1.34	(0.17)	—	(0.17)
2003 - Institutional	8.83	0.26	1.18	1.44	(0.27)	—	(0.27)
2003 - Service	8.84	0.22	1.18	1.40	(0.23)	—	(0.23)

2002 - A	9.43	0.25	(0.60)	(0.35)	(0.25)	—	(0.25)
2002 - B	9.43	0.18	(0.60)	(0.42)	(0.18)	—	(0.18)
2002 - C	9.44	0.18	(0.60)	(0.42)	(0.18)	—	(0.18)
2002 - Institutional	9.43	0.29	(0.60)	(0.31)	(0.29)	—	(0.29)
2002 - Service	9.44	0.25	(0.61)	(0.36)	(0.24)	—	(0.24)

2001 - A	10.16	0.30	(0.58)	(0.28)	(0.31)	(0.14)	(0.45)
2001 - B	10.16	0.23	(0.59)	(0.36)	(0.23)	(0.14)	(0.37)
2001 - C	10.17	0.23	(0.59)	(0.36)	(0.23)	(0.14)	(0.37)
2001 - Institutional	10.16	0.36	(0.60)	(0.24)	(0.35)	(0.14)	(0.49)
2001 - Service	10.17	0.29	(0.58)	(0.29)	(0.30)	(0.14)	(0.44)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total returns would be reduced if sales or redemption charges were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Portfolio distributions or the redemption of Portfolio shares.
(c)	Expense ratios exclude expenses of the Underlying Funds.

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS BALANCED STRATEGY PORTFOLIO

					Ratios assuming no
					expense reductions

				Ratio of		Ratio of
		Net assets	Ratio of	net investment	Ratio of	net investment
Net asset		at end of	net expenses	income	total expenses	income	Portfolio
value, end	Total	year	to average	to average	to average	to average	turnover
of year	return(b)	(in 000s)	net assets(c)	net assets	net assets(c)	net assets	rate

$10.89	5.63%	$108,661	0.59%	2.50%	0.77%	2.32%	90%
10.89	4.93	31,648	1.34	1.60	1.53	1.41	90
10.90	4.87	42,448	1.34	1.69	1.52	1.51	90
10.89	6.12	118,291	0.19	2.83	0.33	2.69	90
10.91	5.59	1,798	0.69	2.14	0.88	1.95	90

10.79	10.28	53,944	0.58	2.42	0.99	2.01	52
10.78	9.36	28,265	1.33	1.61	1.74	1.20	52
10.80	9.48	25,835	1.33	1.64	1.74	1.23	52
10.78	10.60	47,030	0.18	2.75	0.59	2.34	52
10.80	10.15	2,106	0.68	2.27	1.09	1.86	52

10.00	16.13	33,379	0.60	2.52	1.03	2.09	41
10.00	15.26	23,620	1.35	1.72	1.78	1.29	41
10.01	15.28	17,540	1.35	1.76	1.78	1.33	41
10.00	16.57	30,676	0.20	2.84	0.63	2.41	41
10.01	15.98	1,724	0.70	2.38	1.13	1.95	41

8.83	(3.76)	24,057	0.60	2.72	1.10	2.22	40
8.83	(4.48)	21,543	1.35	1.98	1.85	1.48	40
8.84	(4.50)	13,129	1.35	1.97	1.85	1.47	40
8.83	(3.35)	28,778	0.20	3.19	0.70	2.69	40
8.84	(3.84)	1,535	0.70	2.77	1.20	2.27	40

9.43	(2.62)	31,539	0.59	3.09	1.05	2.63	51
9.43	(3.37)	23,643	1.34	2.34	1.80	1.88	51
9.44	(3.38)	16,354	1.34	2.34	1.80	1.88	51
9.43	(2.21)	9,278	0.19	3.74	0.65	3.28	51
9.44	(3.28)	897	0.69	2.99	1.15	2.53	51

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GROWTH AND INCOME STRATEGY PORTFOLIO

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from			Distributions
		investment operations			to shareholders

	Net asset
	value at	Net	Net realized	Total from	From net	From net
	beginning	investment	and unrealized	investment	investment	realized	Total
Year-Share Class	of year	income(a)	gain (loss)	operations	income	gains	distributions

FOR THE YEARS ENDED DECEMBER 31,

2005 - A	$11.46	$0.33	$0.69	$1.02	$(0.24)	$(0.06)	$(0.30)
2005 - B	11.45	0.19	0.73	0.92	(0.15)	(0.06)	(0.21)
2005 - C	11.43	0.21	0.72	0.93	(0.16)	(0.06)	(0.22)
2005 - Institutional	11.49	0.42	0.64	1.06	(0.28)	(0.06)	(0.34)
2005 - Service	11.44	0.26	0.75	1.01	(0.23)	(0.06)	(0.29)

2004 - A	10.17	0.22	1.28	1.50	(0.21)	—	(0.21)
2004 - B	10.15	0.13	1.30	1.43	(0.13)	—	(0.13)
2004 - C	10.14	0.13	1.29	1.42	(0.13)	—	(0.13)
2004 - Institutional	10.19	0.26	1.29	1.55	(0.25)	—	(0.25)
2004 - Service	10.15	0.21	1.28	1.49	(0.20)	—	(0.20)

2003 - A	8.39	0.21	1.83	2.04	(0.26)	—	(0.26)
2003 - B	8.38	0.14	1.82	1.96	(0.19)	—	(0.19)
2003 - C	8.37	0.14	1.82	1.96	(0.19)	—	(0.19)
2003 - Institutional	8.40	0.27	1.81	2.08	(0.29)	—	(0.29)
2003 - Service	8.37	0.20	1.83	2.03	(0.25)	—	(0.25)

2002 - A	9.38	0.19	(0.98)	(0.79)	(0.20)	—	(0.20)
2002 - B	9.36	0.12	(0.96)	(0.84)	(0.14)	—	(0.14)
2002 - C	9.36	0.12	(0.97)	(0.85)	(0.14)	—	(0.14)
2002 - Institutional	9.39	0.21	(0.96)	(0.75)	(0.24)	—	(0.24)
2002 - Service	9.36	0.18	(0.98)	(0.80)	(0.19)	—	(0.19)

2001 - A	10.64	0.21	(0.98)	(0.77)	(0.22)	(0.27)	(0.49)
2001 - B	10.62	0.14	(0.99)	(0.85)	(0.14)	(0.27)	(0.41)
2001 - C	10.61	0.14	(0.98)	(0.84)	(0.14)	(0.27)	(0.41)
2001 - Institutional	10.66	0.25	(0.99)	(0.74)	(0.26)	(0.27)	(0.53)
2001 - Service	10.62	0.20	(0.98)	(0.78)	(0.21)	(0.27)	(0.48)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total returns would be reduced if sales or redemption charges were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Portfolio distributions or the redemption of Portfolio shares.
(c)	Expense ratios exclude expenses of the Underlying Funds.

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GROWTH AND INCOME STRATEGY PORTFOLIO

					Ratios assuming no
					expense reductions

				Ratio of		Ratio of
		Net assets	Ratio of	net investment	Ratio of	net investment
Net asset		at end of	net expenses	income	total expenses	income	Portfolio
value, end	Total	year	to average	to average	to average	to average	turnover
of year	return(b)	(in 000s)	net assets(c)	net assets	net assets(c)	net assets	rate

$12.18	8.99%	$496,785	0.59%	2.73%	0.71%	2.61%	53%
12.16	8.09	93,433	1.34	1.61	1.46	1.49	53
12.14	8.15	149,581	1.34	1.78	1.46	1.66	53
12.21	9.37	175,272	0.19	3.37	0.28	3.28	53
12.16	8.87	3,245	0.69	2.25	0.82	2.12	53

11.46	14.85	203,730	0.57	2.05	0.88	1.74	53
11.45	14.11	79,369	1.32	1.19	1.63	0.88	53
11.43	14.05	84,937	1.32	1.25	1.63	0.94	53
11.49	15.35	19,448	0.17	2.41	0.48	2.10	53
11.44	14.77	2,801	0.67	1.96	0.98	1.65	53

10.17	24.55	134,430	0.60	2.33	0.89	2.04	38
10.15	23.53	73,619	1.35	1.54	1.64	1.25	38
10.14	23.60	65,853	1.35	1.58	1.64	1.29	38
10.19	25.12	10,938	0.20	3.01	0.49	2.72	38
10.15	24.49	1,985	0.70	2.21	0.99	1.92	38

8.39	(8.44)	105,812	0.60	2.15	0.90	1.85	31
8.38	(9.07)	65,864	1.35	1.35	1.65	1.05	31
8.37	(9.16)	50,722	1.35	1.40	1.65	1.10	31
8.40	(8.08)	5,476	0.20	2.36	0.50	2.06	31
8.37	(8.56)	1,587	0.70	2.08	1.00	1.78	31

9.38	(7.27)	123,586	0.59	2.11	0.85	1.85	42
9.36	(8.01)	89,089	1.34	1.36	1.60	1.10	42
9.36	(7.92)	60,569	1.34	1.36	1.60	1.10	42
9.39	(6.95)	18,107	0.19	2.52	0.45	2.26	42
9.36	(7.35)	1,866	0.69	2.05	0.95	1.79	42

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GROWTH STRATEGY PORTFOLIO

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from			Distributions
		investment operations			to shareholders

	Net asset
	value at	Net	Net realized	Total from	From net	From net
	beginning	investment	and unrealized	investment	investment	realized	Total
Year-Share Class	of year	income(a)	gain (loss)	operations	income	gains	distributions

FOR THE YEARS ENDED DECEMBER 31,

2005 - A	$11.88	$0.20	$1.06	$1.26	$(0.14)	$—	$(0.14)
2005 - B	11.90	0.07	1.09	1.16	(0.04)	—	(0.04)
2005 - C	11.86	0.09	1.06	1.15	(0.07)	—	(0.07)
2005 - Institutional	11.88	0.23	1.08	1.31	(0.17)	—	(0.17)
2005 - Service	11.83	0.17	1.07	1.24	(0.12)	—	(0.12)

2004 - A	10.22	0.12	1.67	1.79	(0.13)	—	(0.13)
2004 - B	10.23	0.04	1.67	1.71	(0.04)	—	(0.04)
2004 - C	10.21	0.04	1.67	1.71	(0.06)	—	(0.06)
2004 - Institutional	10.21	0.19	1.65	1.84	(0.17)	—	(0.17)
2004 - Service	10.18	0.11	1.66	1.77	(0.12)	—	(0.12)

2003 - A	7.91	0.11	2.34	2.45	(0.14)	—	(0.14)
2003 - B	7.93	0.05	2.32	2.37	(0.07)	—	(0.07)
2003 - C	7.92	0.05	2.31	2.36	(0.07)	—	(0.07)
2003 - Institutional	7.91	0.17	2.30	2.47	(0.17)	—	(0.17)
2003 - Service	7.88	0.11	2.32	2.43	(0.13)	—	(0.13)

2002 - A	9.30	0.11	(1.38)	(1.27)	(0.12)	—	(0.12)
2002 - B	9.29	0.04	(1.35)	(1.31)	(0.05)	—	(0.05)
2002 - C	9.30	0.04	(1.37)	(1.33)	(0.05)	—	(0.05)
2002 - Institutional	9.30	0.13	(1.36)	(1.23)	(0.16)	—	(0.16)
2002 - Service	9.27	0.10	(1.37)	(1.27)	(0.12)	—	(0.12)

2001 - A	10.88	0.11	(1.32)	(1.21)	(0.13)	(0.24)	(0.37)
2001 - B	10.86	0.03	(1.31)	(1.28)	(0.05)	(0.24)	(0.29)
2001 - C	10.87	0.03	(1.31)	(1.28)	(0.05)	(0.24)	(0.29)
2001 - Institutional	10.87	0.16	(1.32)	(1.16)	(0.17)	(0.24)	(0.41)
2001 - Service	10.86	0.10	(1.33)	(1.23)	(0.12)	(0.24)	(0.36)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total returns would be reduced if sales or redemption charges were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Portfolio distributions or the redemption of Portfolio shares.
(c)	Expense ratios exclude expenses of the Underlying Funds.

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GROWTH STRATEGY PORTFOLIO

					Ratios assuming no
					expense reductions

				Ratio of		Ratio of
		Net assets	Ratio of	net investment	Ratio of	net investment
Net asset		at end of	net expenses	income	total expenses	income	Portfolio
value, end	Total	year	to average	to average	to average	to average	turnover
of year	return(b)	(in 000s)	net assets(c)	net assets	net assets(c)	net assets	rate

$13.00	10.60%	$299,961	0.59%	1.58%	0.72%	1.45%	48%
13.02	9.76	88,741	1.34	0.61	1.48	0.47	48
12.94	9.67	173,355	1.34	0.77	1.47	0.64	48
13.02	11.05	75,132	0.19	1.81	0.31	1.69	48
12.95	10.49	3,421	0.69	1.35	0.82	1.22	48

11.88	17.54	129,419	0.58	1.16	0.89	0.85	44
11.90	16.72	71,753	1.33	0.33	1.64	0.02	44
11.86	16.77	86,277	1.33	0.42	1.64	0.11	44
11.88	18.05	27,967	0.18	1.77	0.49	1.46	44
11.83	17.38	1,736	0.68	1.03	0.99	0.72	44

10.22	30.96	89,342	0.60	1.29	0.92	0.97	46
10.23	29.87	67,025	1.35	0.53	1.67	0.21	46
10.21	29.88	55,151	1.35	0.57	1.67	0.25	46
10.21	31.30	8,747	0.20	1.92	0.52	1.60	46
10.18	30.85	1,358	0.70	1.21	1.02	0.89	46

7.91	(13.64)	72,060	0.60	1.25	0.93	0.92	23
7.93	(14.13)	56,279	1.35	0.47	1.68	0.14	23
7.92	(14.26)	40,571	1.35	0.49	1.68	0.16	23
7.91	(13.25)	3,525	0.20	1.52	0.53	1.19	23
7.88	(13.70)	840	0.70	1.20	1.03	0.87	23

9.30	(11.03)	93,313	0.59	1.09	0.88	0.80	40
9.29	(11.72)	81,563	1.34	0.34	1.63	0.05	40
9.30	(11.69)	53,001	1.34	0.34	1.63	0.05	40
9.30	(10.55)	7,324	0.19	1.65	0.48	1.36	40
9.27	(11.16)	940	0.69	1.01	0.98	0.72	40

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS AGGRESSIVE GROWTH STRATEGY PORTFOLIO

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from			Distributions to
		investment operations			shareholders

	Net asset	Net
	value at	investment	Net realized	Total from	From net
	beginning	income	and unrealized	investment	investment	Total
Year-Share Class	of year	(loss)(a)	gain (loss)	operations	income	distributions

FOR THE YEARS ENDED DECEMBER 31,

2005 - A	$12.30	$0.06	$1.48	$1.54	$(0.02)	$(0.02)
2005 - B	12.01	(0.05)	1.46	1.41	—	—
2005 - C	11.99	(0.04)	1.45	1.41	—	—
2005 - Institutional	12.40	0.16	1.45	1.61	(0.07)	(0.07)
2005 - Service	12.24	0.05	1.47	1.52	(0.01)	(0.01)

2004 - A	10.36	0.05	1.91	1.96	(0.02)	(0.02)
2004 - B	10.18	(0.04)	1.87	1.83	—	—
2004 - C	10.17	(0.03)	1.85	1.82	—	—
2004 - Institutional	10.43	0.08	1.95	2.03	(0.06)	(0.06)
2004 - Service	10.32	0.04	1.89	1.93	(0.01)	(0.01)

2003 - A	7.72	0.04	2.66	2.70	(0.06)	(0.06)
2003 - B	7.59	(0.02)	2.61	2.59	—	—
2003 - C	7.59	(0.02)	2.60	2.58	— (d)	— (d)
2003 - Institutional	7.77	0.08	2.68	2.76	(0.10)	(0.10)
2003 - Service	7.68	0.03	2.65	2.68	(0.04)	(0.04)

2002 - A	9.25	0.02	(1.55)	(1.53)	—	—
2002 - B	9.17	(0.05)	(1.53)	(1.58)	—	—
2002 - C	9.16	(0.05)	(1.52)	(1.57)	—	—
2002 - Institutional	9.27	0.04	(1.54)	(1.50)	—	—
2002 - Service	9.21	0.01	(1.54)	(1.53)	—	—

2001 - A	10.71	(0.01)	(1.45)	(1.46)	—	—
2001 - B	10.70	(0.08)	(1.45)	(1.53)	—	—
2001 - C	10.69	(0.08)	(1.45)	(1.53)	—	—
2001 - Institutional	10.70	0.02	(1.45)	(1.43)	—	—
2001 - Service	10.68	(0.02)	(1.45)	(1.47)	—	—

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total returns would be reduced if sales or redemption charges were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Portfolio distributions or the redemption of Portfolio shares.
(c)	Expense ratios exclude expenses of the Underlying Funds.
(d)	Amount is less than $.005 per share.

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS AGGRESSIVE GROWTH STRATEGY PORTFOLIO

					Ratios assuming no
					expense reductions

				Ratio of		Ratio of
		Net assets	Ratio of	net investment	Ratio of	net investment
Net asset		at end of	net expenses	income (loss)	total expenses	income (loss)	Portfolio
value, end	Total	year	to average	to average	to average	to average	turnover
of year	return(b)	(in 000s)	net assets(c)	net assets	net assets(c)	net assets	rate

$13.82	12.55%	$111,758	0.59%	0.50%	0.82%	0.27%	32%
13.42	11.74	30,069	1.34	(0.38)	1.58	(0.62)	32
13.40	11.76	65,904	1.34	(0.30)	1.57	(0.53)	32
13.94	12.96	15,256	0.19	1.21	0.40	1.00	32
13.75	12.44	354	0.69	0.39	0.91	0.17	32

12.30	18.91	70,961	0.58	0.43	0.99	0.02	36
12.01	17.98	27,582	1.33	(0.38)	1.74	(0.79)	36
11.99	17.90	44,582	1.33	(0.31)	1.74	(0.72)	36
12.40	19.46	4,247	0.18	0.74	0.59	0.33	36
12.24	18.73	165	0.68	0.37	1.09	(0.04)	36

10.36	35.02	52,088	0.60	0.50	1.03	0.07	36
10.18	34.12	24,879	1.35	(0.27)	1.78	(0.70)	36
10.17	34.05	30,706	1.35	(0.22)	1.78	(0.65)	36
10.43	35.51	4,881	0.20	0.88	0.63	0.45	36
10.32	34.97	130	0.70	0.30	1.13	(0.13)	36

7.72	(16.54)	39,214	0.60	0.22	1.06	(0.24)	27
7.59	(17.23)	21,105	1.35	(0.58)	1.81	(1.04)	27
7.59	(17.14)	20,740	1.35	(0.54)	1.81	(1.00)	27
7.77	(16.18)	3,961	0.20	0.48	0.66	0.02	27
7.68	(16.61)	125	0.70	0.11	1.16	(0.35)	27

9.25	(13.63)	48,639	0.59	(0.11)	0.97	(0.49)	43
9.17	(14.30)	30,013	1.34	(0.87)	1.72	(1.25)	43
9.16	(14.31)	25,571	1.34	(0.86)	1.72	(1.24)	43
9.27	(13.36)	7,248	0.19	0.25	0.57	(0.13)	43
9.21	(13.76)	153	0.69	(0.20)	1.07	(0.58)	43

The accompanying notes are an integral part of these financial statements.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees
Goldman Sachs Trust

We have audited the accompanying statements of assets and liabilities, including the statements of investments, of Goldman Sachs Balanced Strategy Portfolio, Goldman Sachs Growth and Income Strategy Portfolio, Goldman Sachs Growth Strategy Portfolio and Goldman Sachs Aggressive Growth Strategy Portfolio (four of the portfolios comprising the Goldman Sachs Trust) (the “Portfolios”), as of December 31, 2005, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the three years in the period then ended. These financial statements and financial highlights are the responsibility of the Portfolios’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for each of the years ended December 31, 2001 and December 31, 2002 were audited by other auditors whose report, dated February 11, 2003, expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Portfolios’ internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2005, by correspondence with the transfer agent and others or by other appropriate auditing procedures where replies from others were not received. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights, audited by us, referred to above present fairly, in all material respects, the financial position of Goldman Sachs Balanced Strategy Portfolio, Goldman Sachs Growth and Income Strategy Portfolio, Goldman Sachs Growth Strategy Portfolio and Goldman Sachs Aggressive Growth Strategy Portfolio at December 31, 2005, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended and the financial highlights for the periods indicated above, in conformity with U.S. generally accepted accounting principles.

New York, New York

February 10, 2006

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

Portfolio Expenses (Unaudited) — Six Month Period Ended December 31, 2005

          As a shareholder of Class A, Class B, Class C, Institutional or Service Shares of the Portfolios you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments (with respect to Class A Shares), contingent deferred sales charges (loads) on redemptions (with respect to Class B and Class C Shares), and redemption fees (with respect to Class A, Class B, Class C, Institutional and Service Shares, if any); and (2) ongoing costs, including management fees; distribution and service (12b-1) fees (with respect to Class A, Class B and Class C Shares); and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in Class A, Class B, Class C, Institutional and Service Shares of the Portfolio and to compare these costs with the ongoing costs of investing in other mutual funds.

          The example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period from July 1, 2005 through December 31, 2005.

Actual Expenses — The first line under each share class in the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled “Expenses Paid” to estimate the expenses you paid on your account for this period.

Hypothetical Example for Comparison Purposes — The second line under each share class in the table below provides information about hypothetical account values and hypothetical expenses based on the Portfolio’s actual expense ratios and an assumed rate of return of 5% per year before expenses, which is not the Portfolio’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Funds and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

          Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads), redemption fees, or exchange fees. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

	Balanced Strategy Portfolio				Growth and Income Strategy Portfolio				Growth Strategy Portfolio				Aggressive Growth Strategy Portfolio

				Expenses				Expenses				Expenses				Expenses
	Beginning	Ending		Paid for the	Beginning	Ending		Paid for the	Beginning	Ending		Paid for the	Beginning	Ending		Paid for the
	Account Value	Account Value		6 months ended	Account Value	Account Value		6 months ended	Account Value	Account Value		6 months ended	Account Value	Account Value		6 months ended
Share Class	07/01/05	12/31/05		12/31/05*	07/01/05	12/31/05		12/31/05*	07/01/05	12/31/05		12/31/05*	07/01/05	12/31/05		12/31/05*

Class A
Actual	$1,000.00	$1,049.60		$3.07	$1,000.00	$1,077.60		$3.11	$1,000.00	$1,097.70		$3.14	$1,000.00	$1,120.90		$3.18
Hypothetical (5% return)	1,000.00	1,022.21	+	3.03	1,000.00	1,022.21	+	3.03	1,000.00	1,022.21	+	3.03	1,000.00	1,022.21	+	3.03

Class B
Actual	1,000.00	1,046.60		6.93	1,000.00	1,073.70		7.02	1,000.00	1,093.90		7.09	1,000.00	1,117.40		7.17
Hypothetical (5% return)	1,000.00	1,018.43	+	6.84	1,000.00	1,018.43	+	6.83	1,000.00	1,018.43	+	6.84	1,000.00	1,018.43	+	6.84

Class C
Actual	1,000.00	1,045.80		6.93	1,000.00	1,074.00		7.02	1,000.00	1,093.00		7.09	1,000.00	1,116.70		7.17
Hypothetical (5% return)	1,000.00	1,018.43	+	6.84	1,000.00	1,018.43	+	6.84	1,000.00	1,018.43	+	6.84	1,000.00	1,018.43	+	6.84

Institutional
Actual	1,000.00	1,051.50		1.00	1,000.00	1,080.30		1.02	1,000.00	1,100.30		1.03	1,000.00	1,123.30		1.04
Hypothetical (5% return)	1,000.00	1,024.23	+	0.99	1,000.00	1,024.22	+	0.99	1,000.00	1,024.23	+	0.99	1,000.00	1,024.22	+	0.99

Service
Actual	1,000.00	1,049.80		3.58	1,000.00	1,078.00		3.63	1,000.00	1,097.50		3.67	1,000.00	1,120.70		3.71
Hypothetical (5% return)	1,000.00	1,021.71	+	3.53	1,000.00	1,021.71	+	3.53	1,000.00	1,021.71	+	3.54	1,000.00	1,021.70		3.54

*	Expenses for each share class are calculated using the Portfolio’s expense ratio for each class, which represents the ongoing expenses as a percentage of net assets for the six months ended December 31, 2005. Expenses are calculated by multiplying the expense ratio by the average account value for the period; then multiplying the result by the number of days in the most recent fiscal half year; and then dividing that result by the number of days in the fiscal year. Expense ratios for the most recent fiscal half year may differ from expense ratios based on one-year data in the financial highlights. The expense ratios for the period were as follows:

Fund	Class A	Class B	Class C	Institutional	Service

Balanced Strategy Portfolio	0.59%	1.34%	1.34%	0.19%	0.69%
Growth and Income Strategy Portfolio	0.59	1.34	1.34	0.19	0.69
Growth Strategy Portfolio	0.59	1.34	1.34	0.19	0.69
Aggressive Growth Strategy Portfolio	0.59	1.34	1.34	0.19	0.69

+	Hypothetical expenses are based on the Portfolio’s actual expense ratios and an assumed rate of return of 5% per year before expenses.

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

Trustees and Officers (Unaudited)

Independent Trustees

				Number of
		Term of		Portfolios in
	Position(s)	Office and		Fund Complex	Other
Name,	Held with	Length of	Principal Occupation(s)	Overseen by	Directorships
Address and Age[1]	the Trust[2]	Time Served[3]	During Past 5 Years	Trustee[4]	Held by Trustee[5]

Ashok N. Bakhru Age: 63	Chairman & Trustee	Since 1991	President, ABN Associates (July 1994-March 1996 and November 1998-Present); Executive Vice President—Finance and Administration and Chief Financial Officer, Coty Inc. (manufacturer of fragrances and cosmetics) (April 1996-November 1998); Director of Arkwright Mutual Insurance Company (1984-1999); Trustee of International House of Philadelphia (program center and residential community for students and professional trainees from the United States and foreign countries) (1989-Present); Member of Cornell University Council (1992-2004); Trustee of the Walnut Street Theater (1992-2004); Trustee, Scholarship America (1998-Present); Trustee, Institute for Higher Education Policy (2003- Present); Director, Private Equity Investors—III and IV (November 1998-Present), and Equity-Limited Investors II (April 2002-Present); and Chairman, Lenders Service Inc. (provider of mortgage lending services) (2000-2003).

			Chairman of the Board and Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	72	None

John P. Coblentz, Jr. Age: 64	Trustee	Since 2003	Partner, Deloitte & Touche LLP (June 1975-May 2003). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	72	None

Patrick T. Harker Age: 47	Trustee	Since 2000	Dean and Reliance Professor of Operations and Information Management, The Wharton School, University of Pennsylvania (February 2000-Present); Interim and Deputy Dean, The Wharton School, University of Pennsylvania (July 1999-Present); and Professor and Chairman of Department of Operations and Information Management, The Wharton School, University of Pennsylvania (July 1997-August 2000). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	72	None

Mary P. McPherson Age: 70	Trustee	Since 1997	Vice President, The Andrew W. Mellon Foundation (provider of grants for conservation, environmental and educational purposes) (October 1997-Present); Director, Smith College (1998-Present); Director, Josiah Macy, Jr. Foundation (health educational programs) (1977-Present); Director, Philadelphia Contributionship (insurance) (1985-Present); Director Emeritus, Amherst College (1986-1998); Director, The Spencer Foundation (educational research) (1993-February 2003); member of PNC Advisory Board (banking) (1993-1998); Director, American School of Classical Studies in Athens (1997-Present); and Trustee, Emeriti Retirement Health Solutions (post-retirement medical insurance program for non-profit institutions) (Since 2005).

			Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	72	None

Wilma J. Smelcer Age: 56	Trustee	Since 2001	Chairman, Bank of America, Illinois (banking) (1998-January 2001); and Governor, Board of Governors, Chicago Stock Exchange (national securities exchange) (April 2001-April 2004). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	72	Lawson Products Inc. (distributor of industrial products).

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

Trustees and Officers (Unaudited)
Independent Trustees (continued)

Number of
		Term of		Portfolios in
	Position(s)	Office and		Fund Complex	Other
Name,	Held with	Length of	Principal Occupation(s)	Overseen by	Directorships
Address and Age[1]	the Trust[2]	Time Served[3]	During Past 5 Years	Trustee[4]	Held by Trustee[5]

Richard P. Strubel Age: 66	Trustee	Since 1987	Vice Chairman and Director, Cardean Learning Group (provider of educational services via the internet) (2003-Present); President, COO and Director, Cardean Learning Group (1999-2003); Director, Cantilever Technologies, Inc. (a private software company) (1999-Present); Trustee, The University of Chicago (1987-Present); and Managing Director, Tandem Partners, Inc. (management services firm) (1990-1999). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	72	Gildan Activewear Inc. (an activewear clothing marketing and manufacturing company); Unext, Inc. (provider of educational services via the internet); Northern Mutual Fund Complex (53 Portfolios).

Interested Trustees

				Number of
		Term of		Portfolios in
	Position(s)	Office and		Fund Complex	Other
Name,	Held with	Length of	Principal Occupation(s)	Overseen by	Directorships
Address and Age[1]	the Trust[2]	Time Served[3]	During Past 5 Years	Trustee[4]	Held by Trustee[5]

*Alan A. Shuch Age: 56	Trustee	Since 1990	Advisory Director—GSAM (May 1999-Present); Consultant to GSAM (December 1994-May 1999); and Limited Partner, Goldman Sachs (December 1994-May 1999). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	72	None

*Kaysie P. Uniacke Age: 44	Trustee & President	Since 2001	Managing Director, GSAM (1997-Present).	72	None
Since 2002	Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).

President—Goldman Sachs Mutual Fund Complex (2002- Present) (registered investment companies).

			Assistant Secretary—Goldman Sachs Mutual Fund Complex (1997-2002) (registered investment companies).

*	These persons are considered to be “Interested Trustees” because they hold positions with Goldman Sachs and own securities issued by The Goldman Sachs Group, Inc. Each Interested Trustee holds comparable positions with certain other companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser, administrator and/or distributor.
[1]	Each Trustee may be contacted by writing to the Trustee, c/o Goldman Sachs, One New York Plaza, 37th Floor, New York, New York, 10004, Attn: Howard B. Surloff.
[2]	The Trust is a successor to a Massachusetts business trust that was combined with the Trust on April 30, 1997.
[3]	Each Trustee holds office for an indefinite term until the earliest of: (a) the election of his or her successor; (b) the date the Trustee resigns or is removed by the Board of Trustees or shareholders, in accordance with the Trust’s Declaration of Trust; (c) the date the Trustee attains the age of 72 years (in accordance with the current resolutions of the Board of Trustees, which may be changed by the Trustees without shareholder vote); or (d) the termination of the Trust.
[4]	The Goldman Sachs Mutual Fund Complex consists of the Trust and Goldman Sachs Variable Insurance Trust. As of December 31, 2005, the Trust consisted of 61 portfolios, including the Funds described in this Annual Report, and Goldman Sachs Variable Insurance Trust consisted of 11 portfolios.
[5]	This column includes only directorships of companies required to report to the SEC under the Securities Exchange Act of 1934 (i.e., “public companies”) or other investment companies registered under the Act.

Additional information about the Trustees is available in the Funds’ Statement of Additional Information which can be obtained from Goldman Sachs free of charge by calling this toll-free number (in the United States of America): 1-800-292-4726

GOLDMAN SACHS ASSET ALLOCATION PORTFOLIOS

Trustees and Officers (Unaudited) (continued)

Officers of the Trust*

Term of
Office and
Name,	Position(s) Held	Length of
Address and Age	With the Trust	Time Served[1]	Principal Occupation(s) During Past 5 Years

Kaysie P. Uniacke 32 Old Slip New York, NY 10005 Age: 44	President & Trustee	Since 2002 Since 2001	Managing Director, GSAM (1997-Present).

Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).

President—Goldman Sachs Mutual Fund Complex (registered investment companies).

Assistant Secretary—Goldman Sachs Mutual Fund Complex (1997-2002) (registered investment companies).

James A. Fitzpatrick 71 South Wacker Drive Suite 500 Chicago, IL 60606 Age: 45	Vice President	Since 1997	Managing Director, Goldman Sachs (October 1999-Present); and Vice President of GSAM (April 1997-December 1999). Vice President—Goldman Sachs Mutual Fund Complex (registered investment companies).

James A. McNamara 32 Old Slip New York, NY 10005 Age: 43	Vice President	Since 2001	Managing Director, Goldman Sachs (December 1998-Present); Director of Institutional Fund Sales, GSAM (April 1998-December 2000); and Senior Vice President and Manager, Dreyfus Institutional Service Corporation (January 1993-April 1998).

Vice President—Goldman Sachs Mutual Fund Complex (registered investment companies).

Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies) (December 2002-May 2004).

John M. Perlowski 32 Old Slip New York, NY 10005 Age: 41	Treasurer	Since 1997	Managing Director, Goldman Sachs (November 2003-Present) and Vice President, Goldman Sachs (July 1995-November 2003). Treasurer—Goldman Sachs Mutual Fund Complex (registered investment companies).

Howard B. Surloff One New York Plaza 37th Floor New York, NY 10004 Age: 40	Secretary	Since 2001	Managing Director, Goldman Sachs (November 2002-Present); Associate General Counsel, Goldman Sachs and General Counsel to the U.S. Funds Group (December 1997-Present).

Secretary—Goldman Sachs Mutual Fund Complex (registered investment companies) (2001-Present) and Assistant Secretary prior thereto.

[1]	Officers hold office at the pleasure of the Board of Trustees or until their successors are duly elected and qualified. Each officer holds comparable positions with certain other companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser, administrator and/or distributor.
*	Represents a partial list of officers of the Trust. Additional information about all the officers is available in the Funds’ Statement of Additional Information which can be obtained from Goldman Sachs free of charge by calling this toll-free number (in the United States): 1-800-292-4726.

Goldman Sachs Asset Allocation Portfolio — Tax Information (Unaudited)

For the year ended December 31, 2005, 9.42%, 13.66%, 32.26%, and 100% of the dividends paid from net investment company taxable income by the Balanced Strategy, Growth and Income Strategy, Growth Strategy, and Aggressive Growth Strategy Portfolios, respectively, qualify for the dividends received deduction available to corporations.

Pursuant to Section 852 of the Internal Revenue Code, the Balanced Strategy and Growth and Income Strategy Portfolios designate $7,470,543 and $4,036,024, respectively, as capital gain dividends paid during the year ended December 31, 2005.

For the year ended December 31, 2005, 20.26%, 33.28%, 75.23%, and 100% of the dividends paid from net investment company taxable income by the Balanced Strategy, Growth and Income Strategy, Growth Strategy, and Aggressive Growth Strategy Portfolios, respectively, qualify for the reduced tax rate under the Jobs and Growth Tax Relief and Reconciliation Act of 2003.

Pursuant to Section 871(k) of the Internal Revenue Code, the Balanced Strategy Portfolio designated $424,593 as short-term capital gain dividends.

FUNDS PROFILE

Goldman Sachs Funds

Goldman Sachs is a premier financial services firm, known since 1869 for creating thoughtful and customized investment solutions in complex global markets.

Today, the **Investment Management Division** of Goldman Sachs serves a diverse set of clients worldwide, including private institutions, public entities and individuals. With portfolio management teams located around the world — and $526.4 billion in assets under management as of December 31, 2005 — our investment professionals bring firsthand knowledge of local markets to every investment decision, making us one of the few truly global asset managers.

THE GOLDMAN SACHS ADVANTAGE

Our goal is to deliver:

Strong, Consistent Investment Results

- Global Resources and Global Research
- Team Approach
- Disciplined Processes

Innovative, Value-Added Investment Products

- Thoughtful Solutions
- Risk Management

Outstanding Client Service

- Dedicated Service Teams
- Excellence and Integrity

GOLDMAN SACHS FUNDS

In building a globally diversified portfolio, you can select from more than 50 Goldman Sachs Funds and gain access to investment opportunities across borders, investment styles, asset classes and security capitalizations.


INTERNATIONAL EQUITY
Higher Risk/Return
DOMESTIC EQUITY
ASSET ALLOCATION PORTFOLIOS
SPECIALTY
FIXED INCOME
MONEY MARKET
Lower Risk/Return

International Equity Funds

- Asia Equity Fund[2]
- Emerging Markets Equity Fund
- International Small Cap Fund[2]
- Japanese Equity Fund
- European Equity Fund
- International Equity Fund
- Structured International Equity Fund[2]

Domestic Equity Funds

- Small Cap Value Fund
- Structured Small Cap Equity Fund[2]
- Small/Mid Cap Growth Fund
- Growth Opportunities Fund
- Mid Cap Value Fund
- Concentrated Growth Fund
- Research Select Fund℠
- Strategic Growth Fund
- Capital Growth Fund
- Large Cap Value Fund
- Growth and Income Fund
- Structured Large Cap Growth Fund[2]
- Structured Large Cap Value Fund[2]
- Structured U.S. Equity Fund[2]

Asset Allocation Funds

- Balanced Fund
- Asset Allocation Portfolios

Specialty Funds

- Tollkeeper Fund℠
- Structured Tax-Managed Equity Fund[2]
- U.S. Equity Dividend and Premium Fund
- Real Estate Securities Fund

Fixed Income Funds

- Emerging Markets Debt Fund
- High Yield Fund
- High Yield Municipal Fund
- Global Income Fund
- Investment Grade Credit Fund
- Core Fixed Income Fund
- Government Income Fund
- U.S. Mortgages Fund
- Municipal Income Fund
- California Intermediate AMT-Free Municipal Fund
- New York Intermediate AMT-Free Municipal Fund
- Short Duration Tax-Free Fund
- Short Duration Government Fund
- Ultra-Short Duration Government Fund
- Enhanced Income Fund

Money Market Funds[1]

[1] An investment in a money market fund is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Funds.

[2] Effective December 30, 2005, the Asia Growth Fund was renamed the Asia Equity Fund and the International Growth Opportunities Fund was renamed the International Small Cap Fund. Also effective December 30, 2005, the CORE International Equity, CORE Small Cap Equity, CORE Large Cap Growth, CORE Large Cap Value and CORE U.S. Equity Funds were renamed, the Structured International Equity, Structured Small Cap Equity, Structured Large Cap Growth, Structured Large Cap Value and Structured U.S. Equity Funds, respectively. Effective January 6, 2006, the CORE Tax-Managed Equity Fund was renamed the Structured Tax-Managed Equity Fund.

The Goldman Sachs Research Select Fund℠ and Tollkeeper Fund℠ are registered service marks of Goldman, Sachs & Co.

GOLDMAN SACHS ASSET MANAGEMENT, L.P. 32 OLD SLIP, 32ND FLOOR, NEW YORK, NEW YORK 10005 TRUSTEES Ashok N. Bakhru, Chairman John P. Coblentz, Jr. Patrick T. Harker Mary Patterson McPherson Alan A. Shuch Wilma J. Smelcer Richard P. Strubel Kaysie P. Uniacke GOLDMAN, SACHS & CO. Distributor and Transfer Agent GOLDMAN SACHS ASSET MANAGEMENT, L.P. Investment Adviser O F F I C E R S Kaysie P. Uniacke, President James A. Fitzpatrick, Vice President James A. McNamara, Vice President John M. Perlowski, Treasurer Howard B. Surloff, Secretary GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL Christchurch Court 10-15 Newgate Street London, England EC1A 7HD Visit our Web site at www.gs.com/funds to obtain the most recent month-end returns. The reports concerning the Portfolios included in this shareholder report may contain certain forward-looking statements about the factors that may affect the performance of the Portfolios in the future. These statements are based on Portfolio management’s predictions and expectations concerning certain future events and their expected impact on the Portfolios, such as performance of the economy as a whole and of specific industry sectors, changes in the levels of interest rates, the impact of developing world events, and other factors that may influence the future performance of the Portfolios. Management believes these forward-looking statements to be reasonable, although they are inherently uncertain and difficult to predict. Actual events may cause adjustments in portfolio management strategies from those currently expected to be employed. A description of the policies and procedures that the Portfolios use to determine how to vote proxies relating to portfolio securities and information regarding how a Portfolio voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (i) without charge, upon request by calling 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders); and (ii) on the Securities and Exchange Commission Web site at http://www.sec.gov. The Portfolios file their complete schedule of portfolio holdings with the Securities and Exchange Commission (“SEC”) for the first and third quarters of each fiscal year on Form N-Q. Beginning the fiscal quarter ended September 30, 2004 and every first and third fiscal quarter thereafter, the Portfolios’ Form N-Q will become available on the SEC’s website at http://www.sec.gov within 60 days after the Portfolios’ first and third fiscal quarters. When available, the Portfolios’ Forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. When available, Form N-Q may be obtained upon request and without charge by calling 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders). Asset Allocation Portfolios are subject to underlying portfolio expenses as well as the expenses of the portfolio, and the cost of this type of investment may be higher than a mutual Portfolio that only invests in stocks and bonds. Holdings and allocations shown may not be representative of current or future investments. Holdings and allocations may not include the Portfolio’s entire investment portfolio, which may change at any time. Portfolio holdings should not be relied on in making investment decisions and should not be construed as research or investment advice regarding particular securities. Portfolios on the efficient frontier are optimal in both the sense that they offer maximal expected return for some given level of risk and minimal risk for some given level of expected return. The efficient frontier is the line created from the risk-reward graph, comprised of optimal portfolios. The optimal portfolios plotted along the curve have the highest expected return possible for the given amount of risk. This material is not authorized for distribution to prospective investors unless preceded or accompanied by a current Prospectus. Please consider a Portfolio’s objectives, risks, and charges and expenses, and read the Prospectus carefully before investing. The Prospectus contains this and other information about the Portfolios. Copyright 2006 Goldman, Sachs & Co. All rights reserved. Date of first use: March 1, 2006 06-333 AAAR / 69K / 03-06